UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.   )
Filed by the Registrant ☒
Filed by a party other than the Registrant ☐
Check the appropriate box:
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒
Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under to §240.14a-12

Gatos Silver, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant))
Payment of Filing Fee (Check the appropriate box):
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No fee required.

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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25b per Exchange Act Rules 14a-6(i)(1) and 0-11.

Suite 910 – 925 West Georgia Street
Vancouver, BC V6C 3L2
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD SEPTEMBER 6, 2023
The 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of Gatos Silver, Inc. (the “Company”) will be held on Wednesday, September 6, 2023, at 8:00 a.m., PDT, to vote on the following matters:
Proposal 1:
election of eight members of our board of directors named in the accompanying proxy statement;

Proposal 2:
ratification of the appointment of Ernst & Young, LLP (“EY”) as our independent registered public accounting firm for the years ending December 31, 2022 and December 31, 2023;

and transact any other business that may properly come before the Annual Meeting or any reconvened meeting following any adjournment or postponement thereof.
The Annual Meeting will be held in a virtual-only meeting format, via live webcast which will provide stockholders with the ability to participate in the Annual Meeting, vote their shares and ask questions. The accompanying proxy statement provides information about the matters you will be asked to consider and vote on at the Annual Meeting, as well as information about how to attend the meeting virtually (see “Questions and Answers — How can I attend the Annual Meeting?).
Our board of directors has fixed the close of business on July 14, 2023 as the record date for determining the stockholders of record entitled to notice of, and to vote at, the Annual Meeting or any reconvened meeting following any adjournment or postponement thereof.
We are pleased to take advantage of the U.S. Securities and Exchange Commission rules that allow us to furnish our proxy materials on the internet, which we believe is more cost-effective and environmentally friendly. As a result, we are mailing a “Notice of Availability of Proxy Materials” (the “Notice”) to our stockholders instead of a printed copy of our proxy materials which includes the proxy statement and our Annual Report to stockholders for the year ended December 31, 2022 (the “Annual Report”). The Notice provides instructions on how to access our materials on the internet and how to obtain printed copies. Further details about how to attend the Annual Meeting online are included in the Notice.
You are cordially invited to attend the Annual Meeting online. Whether or not you plan to attend the Annual Meeting, our board of directors requests that you vote as soon as possible. You may vote by proxy on the internet, via toll-free telephone number or, if you received a proxy card by mail, by signing, dating and mailing the proxy card in the envelope provided. Your vote is important and all stockholders are encouraged to attend the Annual Meeting and vote online or by proxy.
Thank you for your support and continued interest in our Company.
By Order of the Board of Directors:
/s/ Janice Stairs

Janice Stairs
Chair of the Board of Directors
Vancouver, BC
July 14, 2023
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON SEPTEMBER 6, 2023
The Company’s proxy statement for the Annual Meeting and its Annual Report are available at www.proxydocs.com/GATO.

GATOS SILVER, INC.
2023 ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT

i

Suite 910 – 925 West Georgia Street
Vancouver, BC V6C 3L2
PROXY STATEMENT
FOR
2023 ANNUAL MEETING OF STOCKHOLDERS
GENERAL INFORMATION
We are furnishing this proxy statement to you in connection with the solicitation of proxies by our board of directors (the “Board”) for use at the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of Gatos Silver, Inc. (the “Company”), to be held at 8:00 a.m., Pacific Time on Wednesday, September 6, 2023, and at any reconvened meeting following any adjournment or postponement thereof.
The Annual Meeting will be held in a virtual-only meeting format, via live webcast that will provide stockholders with the ability to participate in the Annual Meeting, vote their shares and ask questions. For information about how to attend the meeting virtually, see “Questions and Answers — How can I attend the Annual Meeting?” below. Because the Annual Meeting is virtual and being conducted over the internet, you will not be able to attend the Annual Meeting in person.
On or about July 26, 2023, we began mailing a Notice of Availability of Proxy Materials (the “Notice”) to the stockholders of record on July 14, 2023. The Company’s proxy statement for the Annual Meeting and the Company’s Annual Report to stockholders for the year ended December 31, 2022 (the “Annual Report”), which includes the Company’s fiscal 2022 audited consolidated financial statements, are available at www.proxydocs.com/GATO.
QUESTIONS AND ANSWERS
Why did I receive these materials?
Our Board has made these materials available to you on the Internet, or, upon your request, has delivered printed proxy materials to you, in connection with our Board’s solicitation of proxies for use at the Annual Meeting. As a stockholder, you are invited to attend the Annual Meeting virtually and to vote online or by proxy on the proposals described in this proxy statement.
What is included in the proxy materials?
The proxy materials include:
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this proxy statement;

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the proxy card or voting instruction form; and

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our Annual Report.

Why did I receive a Notice of Availability of Proxy Materials in the mail instead of a full set of printed proxy materials?
Pursuant to rules adopted by the U.S. Securities and Exchange Commission (the “SEC”), we are making the proxy materials, including this proxy statement and our Annual Report, available to stockholders electronically on the internet. On or about July 26, 2023, we began mailing the Notice to stockholders of record as of July 14, 2023 (the “Record Date”). stockholders will be able to access the proxy materials on the internet at www.proxydocs.com/GATO. or request printed copies of the proxy materials. Instructions on how to access the proxy materials on the internet or request a printed copy are found in the Notice. We believe this electronic process will expedite your receipt of the proxy materials and reduce the cost and environmental impact of the Annual Meeting.
Why is the Annual Meeting virtual only?
We are leveraging technology to hold a virtual Annual Meeting that allows convenient access to, and enables participation by, stockholders from any location around the world. We believe the virtual format encourages attendance and participation by a broader group of stockholders, while also reducing the costs and environmental impact associated with an in-person meeting.
How can I attend the virtual Annual Meeting?
Only stockholders of record and beneficial owners of our common stock as of the Record Date may attend and participate in the Annual Meeting, including voting and asking questions during the virtual Annual Meeting. You will not be able to attend the Annual Meeting physically in person.
To attend the Annual Meeting online, you must pre-register at register.proxypush.com/GATO. Upon completing your registration, you will receive further instructions via email, including a unique link that will allow you access to the Annual Meeting and to vote and submit questions during the Annual Meeting.
As part of the registration process, you must enter the control number located on your proxy card, voting instruction form, or Notice. If you are a beneficial owner of shares registered in the name of a broker, bank or other nominee, you will also need to provide the registered name on your account and the name of your broker, bank or other nominee as part of the registration process.
On the day of the Annual Meeting, stockholders may begin to log in to the Annual Meeting 15 minutes prior to the meeting. The Annual Meeting will begin promptly at 8:00 a.m., Pacific Time, on Wednesday, September 6, 2023.
We will have technicians ready to assist you with any technical difficulties you may have accessing the Annual Meeting. If you encounter any difficulties accessing the virtual-only Annual Meeting platform, including any difficulties voting or submitting questions, you may call the technical support number that will be posted in your instructional email.
Can I ask questions at the Annual Meeting?
Our virtual Annual Meeting will allow stockholders to submit questions before and during the Annual Meeting by following the instructions provided in the webcast. During a designated question-and-answer period at the end of the Annual Meeting, we will respond to appropriate questions pertinent to the Annual Meeting submitted by stockholders. We may impose certain procedural requirements, such as limiting repetitive or follow-up questions, so that more stockholders will have an opportunity to ask questions.
What am I voting on?
Our Board is soliciting your vote for:
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Proposal 1:   election of eight members to our Board; and

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Proposal 2:   ratification of the appointment of Ernst & Young, LLP (“EY”) as our independent registered public accounting firm for the years ending December 31, 2022 and December 31, 2023.

What are the Board’s recommendations?
Our Board recommends you vote:
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FOR the election of each director nominee (Proposal 1); and

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FOR the ratification of the appointment of EY as our independent registered public accounting firm for the years ending December 31, 2022 and December 31, 2023 (Proposal 2).

How can I get electronic access to the proxy materials?
The Notice provides you with instructions on how to view the proxy materials for the Annual Meeting on the internet. The website on which you can view our proxy materials will also allow you to elect to receive future proxy materials electronically by email, which will save us the cost of printing and mailing materials to you. If you choose to receive future proxy materials by email, you will receive an email next year with instructions and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you revoke it.
Who is entitled to vote at the Annual Meeting?
Stockholders of record as of the close of business on the Record Date (July 14, 2023) will be entitled to notice of, and to vote at, the Annual Meeting or any reconvened meeting following any adjournment or postponement thereof.
How many votes do I have?
As of the Record Date, there were 69,162,223 shares of common stock outstanding. Each share of common stock entitles the holder thereof to one vote for each matter to be presented at the Annual Meeting.
What is the difference between holding common stock as a holder of record and as a beneficial owner?
Stockholders of Record.   If your shares of common stock are registered directly in your name with our transfer agent, then you are considered the stockholder of record of those shares, and we sent the Notice directly to you.
Beneficial Owners of Common Stock.   If your shares of common stock are held in an account at a broker, bank or other nominee, then you are the beneficial owner of the shares held in street name, and the Notice was sent either directly to you or was forwarded to you by your broker, bank or other nominee. The broker, bank or other nominee holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote the common stock held in your account.
What constitutes a quorum at the Annual Meeting?
The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the total voting power of the outstanding shares of common stock of the Company entitled to vote at the Annual Meeting shall constitute a quorum for the transaction of business at the Annual Meeting. Virtual attendance at the Annual Meeting constitutes presence in person for purposes of a quorum. Abstentions, votes withheld and broker non-votes will be counted toward the establishment of a quorum.
How do I vote my shares?
You may attend the Annual Meeting virtually and vote your shares online at the meeting if on the Record Date you are a stockholder of record or a beneficial owner of shares of common stock held in street name. To vote online during the Annual Meeting, please register for the virtual annual meeting by following the instructions in the Notice or the proxy card. Virtual attendance at the Annual Meeting constitutes presence in person for purposes of voting, provided an unrevoked proxy vote has not been cast.
You may vote without attending the Annual Meeting by granting a proxy for shares of which you are the stockholder of record, or by submitting voting instructions to your broker, bank or other nominee for shares that you hold beneficially in street name. In most cases, you will be able to do this by internet or telephone, or by mail if you received a printed set of proxy materials. However, if your shares are held in street name, the availability of telephone and internet voting will depend on your institution’s voting procedures.
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By Internet — You may vote by proxy on the internet by following the instructions in the Notice, on your proxy card or on the instructions that accompanied your proxy materials.

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By Telephone — You may vote by proxy on the telephone by following the instructions in the Notice or by calling the toll-free number on your proxy card or on the instructions that accompanied your proxy materials.

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By Mail — If you received a printed set of proxy materials, you may submit your proxy by mail by signing your proxy card if your shares are registered in your name or by following the voting instructions provided by your broker, bank or other nominee for shares held beneficially in street name and mailing it in the envelope provided.

What if I submit my proxy or voting instructions, but do not specify how I want my shares to be voted?
If you are a stockholder of record and you indicate when voting on the internet or by telephone that you wish to vote as recommended by our Board, or if you sign and return a proxy card without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by our Board on all matters presented in this proxy statement and as the proxy holders determine in their discretion on any other matters properly presented at the Annual Meeting.
If you are a beneficial owner of shares of common stock held in street name and do not provide your broker, bank or other nominee that holds your shares with specific voting instructions, such institution may generally vote on routine matters but cannot vote on non-routine matters. If your broker, bank or other nominee does not receive instructions from you on how to vote your shares on a non-routine matter, such institution will not have authority to vote your shares on that matter. This result is generally referred to as a “broker non-vote.” When our Inspector of Election tabulates the votes for any particular matter, broker non-votes will be counted for purposes of determining the existence of a quorum but will not be treated as votes cast for or against the matter. We encourage you to provide voting instructions to the broker, bank or other nominee that holds your shares by carefully following the instructions provided in the Notice or voting instruction form.
Which proposals are considered routine or non-routine?
Proposal 2 (ratification of the appointment of EY as our independent registered public accounting firm for the years ending December 31, 2022 and December 31, 2023) is a routine proposal, and Proposal 1 (election of directors) is a non-routine proposal.
How are abstentions, votes withheld and broker non-votes treated?
For the purpose of determining whether stockholders have approved a proposal, abstentions, votes withheld and broker non-votes will not be treated as votes cast for or against the proposal and will therefore have no effect on the outcome of that proposal.
What vote is required to approve each proposal?
The following table describes the voting requirement for each proposal:
Proposal 1	Election of eight members of our Board	Each director must be elected by a plurality of the votes of the shares of common stock of the Company present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. This means the eight nominees who receive the greatest number of FOR votes will be elected. Stockholders may not cumulate votes in the election of directors.
Proposal 2	Ratification of the appointment of EY as our independent registered public accounting firm for the years ending December 31, 2022 and December 31, 2023	This proposal must be approved by a majority of the votes cast by stockholders. This means the number of votes cast FOR the proposal must exceed the number of votes cast AGAINST the proposal.
Can I change my vote after I have voted?
You may revoke your proxy and change your vote at any time before your vote is due, which deadline includes the final vote at the Annual Meeting if you have the right to vote at the virtual Annual Meeting.

You may vote again on a later date before the deadline on the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the applicable deadline will be counted), by signing and returning a new proxy card or voting instruction form with a later date, or by voting at the virtual Annual Meeting. Mere attendance at the virtual Annual Meeting will not automatically revoke your proxy unless you vote at the virtual Annual Meeting or if you specifically request in writing that your prior proxy be revoked.
If you are a stockholder of record, you may revoke your proxy at any time before it is exercised in any of three ways:
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by submitting written notice of revocation to our General Counsel and Chief Compliance Officer at Gatos Silver, Inc., Suite 910 – 925 West Georgia Street, Vancouver, BC V6C 3L2;

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by submitting another proxy via the Internet, telephone, or mail that is dated as of a later date and properly signed; or

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by voting at the virtual Annual Meeting.

Mere attendance at the virtual Annual Meeting will not automatically revoke your proxy unless you vote at the virtual Annual Meeting or if you specifically request in writing that your prior proxy be revoked.
If you are a beneficial owner of shares of common stock held in street name, you must contact your broker, bank or other nominee that holds your shares to revoke your voting instructions or change your vote.
Is my vote confidential?
We will handle proxy instructions, ballots and voting tabulations that identify individual stockholders in a manner that protects your voting privacy. Your vote will not be disclosed within or outside our Company, except:
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as necessary to meet applicable legal requirements;

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to allow for the tabulation and certification of votes; and

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to facilitate a successful proxy solicitation.

If you write comments on your proxy card, the proxy card may be forwarded to the Company’s management and the Board to review your comments.
Where can I find the voting results of the Annual Meeting?
The preliminary voting results may be announced at the Annual Meeting and will be promptly announced after the Annual Meeting. The final voting results will be tallied by the Inspector of Election for the Annual Meeting and announced in a Current Report on Form 8-K or Quarterly Report on Form 10-Q filed with the SEC within four business days after the final voting results are known.
What if other matters come up during the Annual Meeting?
If any other matters properly come before the Annual Meeting, including a question of adjourning or postponing the meeting, the persons named in the proxies or their substitutes acting thereunder will have discretion to vote on such matters in accordance with their best judgment.
Who is paying the cost of this proxy solicitation?
We will bear the costs of solicitation of proxies for the Annual Meeting. We may reimburse persons representing beneficial owners of common stock for their costs of forwarding any solicitation materials to such beneficial owners. Proxies may be solicited in person or by mail, telephone or electronic transmission on our behalf by our directors, officers or employees. However, we do not reimburse or pay additional compensation to our own directors, officers or other employees for soliciting proxies.

PROPOSAL 1: ELECTION OF DIRECTORS
At the Annual Meeting, stockholders will elect eight directors to serve on our Board until the next annual meeting of stockholders, or until their successors are duly elected and qualified, subject to their earlier death, resignation or removal. Each director has served continuously since the date of his or her appointment. All nominees have consented to being named in this proxy statement and to serve if elected.
Our Board, upon the recommendation of our Compensation and Nominating Committee has nominated Janice Stairs, Dale Andres, Ali Erfan, Igor Gonzales, Karl Hanneman, Charles Hansard, Daniel Muñiz Quintanilla and David Peat as nominees for election at the Annual Meeting.
We believe that each of our nominees has professional experience in areas relevant to our strategy and operations. We also believe that each of these nominees has other attributes necessary to create an effective Board, including high personal and professional ethics, the willingness to engage management and each other in a constructive and collaborative fashion, the ability to devote significant time to serve on our Board and its committees, and a commitment to representing the long-term interests of all our stockholders. In addition to these attributes, in each individual’s biography set forth below, we have highlighted specific experience, qualifications, and skills that led our Compensation and Nominating Committee and the Board to conclude that each individual should be nominated to serve as a director of the Company.
Janice Stairs, 64, has served as a member of our Board since October 2019, including as Chair of the Board since October 2020 and as Lead Director of our Board from January 2020 to October 2020. In addition to our Board, Ms. Stairs also serves on the board of directors of Trilogy Metals Inc. and Marathon Gold Corporation. Ms. Stairs has more than 30 years of experience in the resources sector. From 2011 until 2019, Ms. Stairs served as general counsel and corporate secretary at Namibia Critical Metals Inc. Previously, Ms. Stairs served as general counsel at Endeavour Mining Corporation, as vice president and general counsel at Etruscan Resources Inc., and as partner at the law firm McInnes Cooper (formerly Patterson Palmer). In addition, Ms. Stairs has served on the board of directors of Gabriel Resources Ltd., Namibia Critical Metals Inc., AuRico Gold Inc. and AuRico Metals Inc. Ms. Stairs holds an LL.B. from Dalhousie University and an M.B.A. from Queen’s University. Ms. Stairs is a resident of Halifax, Nova Scotia. We believe that Ms. Stairs’ academic training in law and business and her extensive experience in the resources sector make her a valuable addition to our Board.
Dale Andres, 55, has served as our Chief Executive Officer and as a member of our Board since April 2022. Mr. Andres joined the Company in June 2021 and previously served as President before being appointed to the CEO position. In addition to our Board, Mr. Andres serves on the board of directors of Artemis Gold Inc. Mr. Andres has more than 30 years of executive and operations management experience in the resource industry. From June 2016 to March 2021, Mr. Andres served as Senior Vice President, Base Metals at Teck Resources Limited responsible for both the Copper and Zinc business units globally, and previously served at Teck as Senior Vice President, Copper; as Vice President, Copper Strategy and North American Operations; as Vice President, Gold and International Mining; and as General Manager, Underground Mines. Mr. Andres holds a Bachelor’s Degree in Mining Engineering from Queen’s University in Kingston, Ontario, and a Graduate Diploma in Business Administration from Simon Fraser University in Burnaby, British Columbia. We believe that Mr. Andres’ extensive experience in the resources sector make him a valuable addition to our Board.
Ali Erfan, 58, has served as a member of our Board since May 2019. In addition to our Board, Mr. Erfan serves on the board of directors of Electrum Ltd., Augustus Ltd., Gabriel Resources Ltd., Sunshine Silver Mining & Refining Corporation and Minera Adularia International Ltd. Mr. Erfan was a board member of Reebonz Holding Limited until July 2019. Mr. Erfan has more than 20 years of experience in senior roles in the venture capital and private equity industry. Since 2007, Mr. Erfan has served as a director of The Electrum Group, a privately held global natural resources investment management company, and since 2017, Mr. Erfan has served as vice chairman of The Electrum Group. Previously, Mr. Erfan served as a senior partner at 3i Group, Plc. Mr. Erfan founded the Cogito Scholarship Foundation, a U.K. charity. Mr. Erfan holds an M.B.A. from the London Business School and a B.A. and an M.A. in Politics, Philosophy and Economics from Oxford University. Mr. Erfan is a resident of Monaco. We believe that Mr. Erfan’s extensive experience in finance and our industry makes him a valuable addition to our Board.

Igor Gonzales, 68, has served as a member of our Board since June 2020. In addition to our Board, Mr. Gonzales serves on the board of directors of Hudbay Minerals Inc. and Harte Gold Corp. Mr. Gonzales has more than 30 years of experience in the mining industry. Since June 2020, Mr. Gonzales has served as the chief operating officer at Appian Capital Advisory, a leading investment advisor in the metals and mining industry. From June 2017 to May 2020, Mr. Gonzales served as the president and chief executive officer at Sierra Metals Inc. From November 2014 to April 2017, Mr. Gonzales served as the chief operating officer at Compañia de Minas Buenaventura. Previously, Mr. Gonzales served as the executive vice president and chief operating officer at Barrick Gold Corporation and in various roles with Southern Peru Copper Corporation. In addition, Mr. Gonzales has served on the board of directors of Compañia de Minas Buenaventura and Cia Minera El Brocal. Mr. Gonzales holds a B.S. in Chemical Engineering from the University of San Antonio Abad in Cusco, Peru, and an M.S. in Extractive Metallurgy from the New Mexico Institute of Mining and Technology, where he was a Fulbright Scholar. Mr. Gonzales is a resident of Lima, Peru. We believe that Mr. Gonzales’ extensive experience in our industry makes him a valuable addition to our Board.
Karl Hanneman, 65, has served as a member of our Board since October 2019. In addition to our Board, Mr. Hanneman also serves on the board of directors of International Tower Hill Mines, Ltd., Usibelli Coal Mine, Inc. and Northrim BanCorp, Inc. Mr. Hanneman has more than 35 years of mining industry management and technical experience as an executive, manager, mining engineer, mine operator and entrepreneur. Since February 2017, Mr. Hanneman has served as chief executive officer of International Tower Hill Mines, Ltd., where he leads a team advancing a 10-million-ounce gold resource in Alaska through project optimization. From March 2015 to February 2017, Mr. Hanneman served as chief operating officer of International Tower Hill Mines, Ltd. Previously, Mr. Hanneman served as general manager and project manager of International Tower Hill Mines, Ltd. and as director, corporate affairs, Alaska and as Alaska regional manager at Teck Resources Ltd., including being responsible for overseeing the $350 million Pogo Gold project throughout the period of underground exploration, feasibility study, project design and permitting. Mr. Hanneman holds a B.S. in Mining Engineering, magna cum laude, from the University of Alaska. Mr. Hanneman is a resident of Fairbanks, Alaska. We believe that Mr. Hanneman’s extensive experience in our industry makes him a valuable addition to our Board.
Charles Hansard, 74, has served as a member of our Board since October 2020. In addition to our Board, Mr. Hansard also serves on the board of directors of Baker Steel Resources Trust Limited, Electrum Limited and JJJ Moore Ltd. He previously served on the Board of Moore Global Investors Ltd. from 1996 until 2020. Mr. Hansard has more than 25 years of experience in corporate governance at the board of directors level. Mr. Hansard served as the chairman of African Platinum Plc, which he led through reorganization and feasibility prior to its acquisition by Impala Platinum Ltd. and has served on the board of directors of AIG Asset Management (Europe) Ltd., Apex Silver Mines Limited and Deutsche Global Liquidity PLC. Mr. Hansard holds a B.B.S. from Trinity College Dublin. Mr. Hansard is a resident of London, U.K. We believe that Mr. Hansard’s extensive experience in corporate governance makes him a valuable addition to our Board.
Daniel Muñiz Quintanilla, 50, has served as a member of our Board since April 2021. In addition to our Board, Mr. Muñiz serves on the board of directors of Novagold Resources Inc., Hudbay Minerals Inc. and Brookfield Infrastructure Partners. Mr. Muñiz is a highly accomplished mining executive whose previous experience includes a 12-year tenure with Grupo Mexico, SAB de CV and its subsidiaries, Americas Mining Corp. and Southern Copper Corp., where he served in a variety of leadership roles, including Managing Director (CEO) and Chief Financial Officer. Mr. Muñiz holds a Master’s Degree in Financial Law from Georgetown University Law Center in Washington D.C., a Master’s Degree in Business Administration from Instituto de Empresa in Madrid, Spain, and a Law Degree from the Universidad Iberoamericana in Mexico City, Mexico. Mr. Muñiz is a resident of Mexico City, Mexico. We believe that Mr. Muñiz’s experience in the mining industry makes him a valuable addition to our Board.
David Peat, 70, has served as a member of our Board since September 2011. In addition to our Board, Mr. Peat also serves on the board of directors of Nickel Creek Platinum Corp. and Elevation Gold Mining Corporation. Mr. Peat has more than 35 years of experience in financial leadership in support of mining corporations. Mr. Peat previously served as vice president and chief financial officer at Frontera Copper Corporation, as vice president and global controller at Newmont Mining Corporation and as vice president of finance and chief financial officer at Homestake Mining Company. In addition, Mr. Peat has served on the board of directors of Gabriel Resources Ltd., Electrum Special Acquisition Corporation, AQM Copper Inc., Fortune Bay Corp. and Brigus Gold Corp. Mr. Peat is a member of the Institute of Chartered Professional Accountants of Ontario. Mr. Peat holds a B.Com., Honors in Business Administration from the University of Windsor and a B.A. in Economics from the University of Western Ontario. Mr. Peat is a resident of Fernandina Beach, Florida. We believe that Mr. Peat’s academic training in business and economics and his extensive experience in corporate finance and accounting make him a valuable addition to our Board.
Required Vote
Each director must be elected by a plurality of the votes cast by the stockholders of the Company present in person or represented by proxy at the Annual Meeting and entitled to vote at the Annual Meeting. This means the eight nominees who receive the greatest number of FOR votes will be elected. Stockholders may not cumulate votes in the election of directors. Votes withheld and broker non-votes will not be treated as votes cast for or against a particular director nominee and will therefore have no effect on the outcome of this proposal.
THE BOARD RECOMMENDS A VOTE FOR ALL DIRECTOR NOMINEES LISTED IN PROPOSAL 1

CORPORATE GOVERNANCE AND BOARD MATTERS
To provide a framework for effective corporate governance, our Board has adopted Corporate Governance Guidelines, which outline the operating principles of our Board and the composition and working processes of our Board and its committees. Our Compensation and Nominating Committee annually reviews our Corporate Governance Guidelines and developments in corporate governance and recommends proposed changes to the Board for approval as it deems necessary or appropriate.
Our Corporate Governance Guidelines, along with other corporate governance documents, such as committee charters and our Code of Business Conduct and Ethics, are available on our website at https://investor.gatossilver.com/governance/governance-documents/default.aspx.
Board Composition and Director Independence
Our Amended and Restated Certificate of Incorporation and our Amended and Restated Bylaws provide that our Board shall consist of not less than three directors and not more than 12 directors, and the number of directors may be changed only by resolution adopted by the affirmative vote of a majority of Board members. Our Board consists of a single class of directors, which is currently composed of eight members, and each director serves until a successor is duly elected and qualified or until his or her earlier death, resignation or removal. Certain affiliates of The Electrum Group LLC (collectively, “Electrum”) and the Municipal Employees’ Retirement System of Michigan (“MERS”) have certain director nomination rights pursuant to a shareholders’ agreement that we entered into in connection with our initial public offering (“IPO”). See — “Certain Relationships and Related Party Transactions — Shareholders Agreement” for additional information. Electrum and MERS have not nominated a director for election at the Annual Meeting pursuant to the shareholders agreement.
Under our Corporate Governance Guidelines and the listing standards of the New York Stock Exchange (“NYSE”), a majority of our Board members must be independent under the NYSE definition. Our Board has affirmatively determined that each of Ms. Stairs and Messrs. Erfan, Gonzales, Hanneman, Hansard, Peat and Muñiz is an independent director within the meaning of the applicable rules of the NYSE.
Diversity
Board of Directors
We have not adopted a formal policy with respect to the identification and nomination of women and nominees of other diverse attributes to the Board. Establishing and implementing a policy regarding diversity and female representation on the Board will be an element that we will take into consideration going forward.
There is currently one woman on the Board. The Board is committed to increasing the number of women on the Board as board turnover occurs from time to time, taking into account the skills, background, experience and knowledge required at a particular time by the Board and its committees. Accordingly, consideration of the number of women who are directors, along with consideration of whether other diverse attributes are sufficiently represented on the Board, will be an important component of the selection process for new Board members going forward.
Our Compensation and Nominating Committee will, within the purview of its mandate, have the responsibility to take diversity into consideration as part of the overall director selection and nomination processes and to make the identification of female candidates a search criterion. Gender diversity on the Board will be achieved by continuously monitoring the level of female representation and, where appropriate, recruiting qualified female candidates to fill positions, as the need arises, through vacancies, growth or otherwise.
The Board does not adhere to any specific target or quota regarding the number of women on the Board as it has determined that a target or quota would not be the most effective way of ensuring greater diversity. The Board will, however, consider the appropriateness of adopting such a target or quota in the future.

Executive Officer Positions
In appointing individuals to executive officer positions, we weigh a number of factors, including skills, experience and personal attributes required for the position along with the level of female representation within our senior management team. There are currently no women occupying executive officer positions within the Company.
We have not adopted a target or quota for the number of women in executive officer positions. The Board believes the most effective way to achieve greater diversity in our senior management team is to identify high-potential women and work with them to ensure they develop the skills, acquire the experience and have the opportunities necessary to eventually occupy executive officer positions. This includes taking action to build a culture of inclusion throughout the organization. The Board will, however, continue to evaluate the appropriateness of adopting targets or quotas in the future.
Director Meeting Attendance
Under our Corporate Governance Guidelines, our directors are expected to attend all meetings of the Board and any committees of the Board on which they serve, in the absence of good reasons for not being able to do so. Additionally, our directors are also encouraged to attend the Company’s annual meeting of stockholders.
In 2022, the Board held 12 meetings, including regularly scheduled and special meetings. In 2022, each of the directors attended at least 75% of the aggregate of all meetings of the Board and the meetings of the committees on which he or she served (during the periods for which he or she served on the Board and such committees). We did not hold an annual meeting of stockholders in 2022.
Executive Sessions of Independent Directors
Our independent directors meet in an executive session at least once each year to discuss matters relating to management development and management succession, as well as to evaluate members of executive management. Independent Directors are offered the opportunity to hold an executive session following each meeting of the Board and each Committee meeting. Our Board has not formally selected a director to preside over each executive sessions; instead, the participating directors designate a presiding director for each session.
Board Committees
Our Board has the following four standing committees: Audit Committee; Compensation and Nominating Committee; Executive Committee and Technical, Safety and Sustainability Committee. Our Board has adopted charters for each of these committees. Charters for our Audit Committee, our Compensation and Nominating Committee and our Technical, Safety and Sustainability Committee are available on our website at https://investor.gatossilver.com/governance/governance-documents/default.aspx.
Current committee memberships are as follows:
Audit Committee	Compensation and Nominating Committee	Executive Committee	Technical, Safety and Sustainability Committee
David Peat*	Karl Hanneman*	Janice Stairs*	Igor Gonzales*
Janice Stairs	Ali Erfan	Dale Andres	Daniel Muñiz Quintanilla
Charles Hansard	Igor Gonzales		Karl Hanneman
Dale Andres

*
Committee Chair

Audit Committee
Our Audit Committee met seven times during 2022. Our Audit Committee is responsible for, among other things: approving the engagement of our independent public auditor and the scope of the audit to be undertaken by such auditor; reviewing with management and the independent auditor the financial information to be included in our Annual Reports on Form 10-K; reviewing with management and the independent auditor the financial information to be included in our Quarterly Reports on Form 10-Q; and reviewing all proposed related party transactions for the purpose of recommending to the disinterested members of the Board that any such transaction should be ratified and approved.
The Board has determined that all members of our Audit Committee are independent directors under SEC and NYSE rules applicable to audit committee members. Additionally, the Board has determined that (i) Mr. Peat qualifies as an “audit committee financial expert” as defined under the rules of the SEC and (ii) each member of our Audit Committee is financially literate as specified in the rules of the NYSE.
Compensation and Nominating Committee
Our Compensation and Nominating Committee met six times during 2022. Our Compensation and Nominating Committee is responsible for, among other things: recommending and advising the independent directors of the Board with respect to the compensation for our Chief Executive Officer; recommending and advising the Board with respect to the compensation of directors and other executive officers; making recommendations to the Board regarding the establishment and terms of our employee equity-based incentive plans and administering such plans; identifying and recommending director nominees for approval by the Board; developing and recommending to the Board corporate governance principles applicable to the Company; and overseeing the annual evaluation of the Board’s performance.
The Board has determined that all members of our Compensation and Nominating Committee are independent directors under SEC and NYSE rules applicable to compensation committee members. Additionally, the Board has determined that each member of our Compensation and Nominating Committee meets the non-employee director requirements of Rule 16b-3 under the Exchange Act.
Our Compensation and Nominating Committee has primary responsibility for determining our compensation programs for executive officers and directors. In evaluating the level of executive officer and director compensation, our Compensation and Nominating Committee takes into consideration advice from its consultant, which in 2022 was FW Cook, and recommendations from the Chief Executive Officer (other than with respect to the Chief Executive Officer’s compensation). The Compensation and Nominating Committee has reviewed the engagement of FW Cook and has determined that its services to the Committee do not raise a conflict of interest. At the request of the Compensation and Nominating Committee, the Company has retained FW Cook, which reports directly to the Compensation and Nominating Committee without management influence.
Our Compensation and Nominating Committee may delegate any of its responsibilities to a subcommittee comprised of one or more members of the committee.
Executive Committee
Our Executive Committee met informally throughout 2022. Subject to certain limitations, our Executive Committee has the responsibility and authority (i) to take any action referred to the Committee by the Board, and (ii) to take action required to be taken by the Board in emergency situations where there is insufficient time or opportunity to convene the full Board.
Technical, Safety and Sustainability Committee
Our Technical, Safety and Sustainability Committee met nine times during 2022. Our Technical, Safety and Sustainability Committee is responsible for the review of our mineral resources and reserve reporting, technical performance, environmental, health and safety performance, security, and community and sustainability performance.
Board Leadership Structure
Consistent with our Corporate Governance Guidelines, Mr. Andres serves as our Chief Executive Officer and Ms. Stairs serves as the Chair of the Board. We believe separation of the offices of Chief Executive Officer and Chair of the Board is appropriate under our circumstances because it helps preserve our Board’s independence and objectivity, provides an appropriate division of labor between our Chief Executive Officer and Chair of the Board, and contributes to our effective governance, in part by allowing the Chief Executive Officer to focus his time and energy on operating and managing the Company and leveraging the experience and perspectives of the independent Chair of the Board.
Risk Oversight
Our Board has overall responsibility for the oversight of risk management. As part of this oversight, on a regular basis, our Board receives reports from various members of management and the various Board committees, and is actively involved in monitoring and approving key decisions relating to our operations and strategy. In setting the Company’s business strategy, the Board assesses the various risks identified and being mitigated by management and determines what constitutes an appropriate level of risk for the Company. While the Board has the ultimate oversight responsibility for the risk management process, various committees of the Board also have responsibility for risk management. For example, our Audit Committee oversees risks relating to accounting and financial reporting matters, as well as the enterprise risk management process and cybersecurity; our Compensation and Nominating Committee oversees risks relating to the compensation and incentives provided to our executive officers, as well as risks and exposures associated with director and management succession planning, corporate governance and overall effectiveness of the Board; and our Technical, Safety and Sustainability Committee oversees risks relating to the Company’s mineral resources and reserve reporting and environmental, health and safety, sustainability and security practices, including risks related to climate change. The Board is advised by these committees of significant risks and management’s response via periodic updates.
Nomination of Directors
As discussed above, our Compensation and Nominating Committee identifies and recommends director nominees for approval by the Board. In reviewing potential nominees, our Compensation and Nominating Committee considers each potential nominee’s character, judgment, business experience and specific areas of expertise, among other relevant considerations, such as the requirements of applicable law and the applicable listing standards of any stock exchange on which the Company is listed. The Board and our Compensation and Nominating Committee believe that having directors from diverse backgrounds provides better corporate governance and decision making. See “— Diversity” above for additional information. The Board also recognizes the importance of soliciting new candidates for membership on the Board and that the needs of the Board, in terms of the relative experience and other qualifications of candidates, may change over time.
Our Compensation and Nominating Committee will evaluate director candidates recommended by stockholders in the same manner in which it evaluates candidates it identified, if such recommendations are properly submitted to the Company. Stockholders wishing to recommend nominees for election to the Board should submit their recommendations in writing to our General Counsel and Chief Compliance Officer at Gatos Silver, Inc., Suite 910 – 925 West Georgia Street, Vancouver, BC V6C 3L2. See “— Stockholder Proposals and Director Nominations for the 2024 Annual Meeting” and our Amended and Restated Bylaws for additional information.
Electrum and MERS have certain director nomination rights pursuant to a shareholders’ agreement that we entered into in connection with our IPO. See “— Certain Relationships and Related Party Transactions — Shareholders Agreement” for additional information. Electrum and MERS have not nominated a director for election at the Annual Meeting pursuant to the shareholders agreement.
Majority Vote Policy
Our Corporate Governance Guidelines contain a majority vote policy whereby if the votes “for” the election of a director nominee at a meeting of stockholders are fewer than a majority (50% plus one vote) of the votes cast with respect to his or her election, the nominee will immediately submit his or her resignation after the meeting for the consideration of the Board. Our Compensation and Nominating Committee will make a recommendation to the Board after reviewing the matter, and the Board will decide within 90 days after the meeting of stockholders whether to accept or reject the resignation. The resignation will be effective when accepted by the Board, which will accept the resignation absent exceptional circumstances. This majority vote policy does not apply in circumstances involving contested director elections.
Code of Business Conduct and Ethics
We have adopted a Code of Business Conduct and Ethics that applies to our directors, executive officers and all employees, including our Chief Executive Officer and Chief Financial Officer. Our Code of Business Conduct and Ethics is available on our website at https://investor.gatossilver.com/governance/governance-documents/default.aspx. We intend to satisfy the requirement under Item 5.05 of Form 8-K regarding disclosure of amendments to, or waivers from, provisions of our Code of Business Conduct and Ethics by posting such information on our website.
Corporate Governance Guidelines
We have adopted Corporate Governance Guidelines, which is available on our website at https://investor.gatossilver.com/governance/governance-documents/default.aspx.
Restrictions on Hedging, Short Sales and Pledging
Our Insider Trading Policy, which applies to our directors and employees (including executive officers), prohibits trading in options, warrants, puts and calls or similar instruments on the Company’s securities or securities the value of which are derived from Company securities, or selling the Company’s securities short or selling borrowed securities, or otherwise engaging in hedging or price protection transactions with respect to Company securities. In addition, the policy prohibits the pledging of the Company’s securities, including holding the Company’s securities in margin accounts.
Communications with the Board
We encourage any stockholder or interested party who desires to communicate with our Board, the independent directors as a group or any individual director about their views and concerns to do so by writing our General Counsel and Chief Compliance Officer at Gatos Silver, Inc., Suite 910 – 925 West Georgia Street, Vancouver, BC V6C 3L2. Each communication will be reviewed by our General Counsel and Chief Compliance Officer to determine whether it is appropriate for presentation to the Board or the applicable directors. The purpose of this screening is to avoid the Board or directors considering irrelevant or inappropriate communications. In general, any stockholder or interested party communication about bona fide issues concerning the Company delivered to our Secretary at the above address for forwarding to the Board or specified member or members will be forwarded in accordance with the stockholder’s instructions.

EXECUTIVE OFFICERS
The following biographies describe the business experience of each of the Company’s executive officers, except for Dale Andres, our Chief Executive Officer, whose biography is provided under the heading “Proposal One: Election of Directors.”
André van Niekerk, 46, has served as our Chief Financial Officer since July 2022. Mr. van Niekerk has more than 20 years of international experience in the mining industry. Previously, Mr. van Niekerk served as Chief Financial Officer at Nevada Copper Corp from July 2020 to May 2022; he spent 14 years at Golden Star Resources in various roles including Executive Vice President and Chief Financial Officer from April 2014 to March 2020; and in various advisory and audit roles at a Big Four audit firm prior to 2006. Mr. van Niekerk holds bachelor’s degrees in accounting from both the University of South Africa and University of Pretoria. Mr. van Niekerk is a Certified Public Accountant.
Anthony Scott, 46, has served as our Senior Vice President, Corporate Development and Technical Services since November 2022. Previously Mr. Scott was our Vice President of Evaluations and Technical Services from January 2022. Mr. Scott has more than 20 years of experience in the resource industry. Prior to joining the Company, from August 2014 to January 2022, Mr. Scott worked for Macquarie Metals and Energy Capital (Canada) Ltd, a subsidiary of Macquarie Group Limited. From July 2016 to January 2022 at Macquarie he held the position of Managing Director within the Mining Finance group. His responsibility in this role was to perform technical due diligence on operating or development mining companies for the purpose of providing debt finance or derivatives to those organizations. Prior to joining Macquarie, Mr. Scott was employed as Director, Long Term Asset Planning and as Manager, Reserve Evaluations at Teck Resources Limited; and as a geologist in multiple positions at Teck Resources Limited, Placer Dome Gold, and Kalgoorlie Consolidated Gold Mines. Mr. Scott holds a Bachelor’s Degree in Mining Geology Engineering from Curtin University, Western Australia School of Mines.
Stephen Bodley, 55, has served as our General Counsel and Chief Compliance Officer since October 2022. Mr. Bodley has more than 30 years of legal and business leadership experience in resources and other industries. Mr. Bodley served as the Chief Legal Officer of Aleafia Health Inc, from September 2021 to October 2022. From September 2017 to September 2021, Mr. Bodley was the President and CEO of Minmurph Inc. and Minmurph Consulting Limited, business and legal consulting firms focused primarily on the resource industry. Previously, Mr. Bodley was the Chief Legal Officer of Ma’aden and Sherritt International, large international mining companies, and held senior legal and business positions at the North American subsidiaries of Centrica plc, a large UK-based energy company, including as the Head of Mergers and Acquisitions. Mr. Bodley started his career at Blakes, a leading Canadian business law firm, and was partner of the firm before he moved to industry. Mr. Bodley holds a Juris Doctor/LLB degree from Osgoode Hall Law School and is licensed to practice law in the Province of Ontario, Canada.
Luis Felipe Huerta, 52, has served as our Vice President Mexico since October 2020 and previously served as our Project Director of the Cerro Los Gatos Mine from 2015 to 2020. Mr. Huerta has more than 25 years of project management experience in the mining industry. From 2012 to 2014, Mr. Huerta served as project manager at Continental Gold Inc. Previously, Mr. Huerta served as project manager at Fortuna Silver Mines Inc. and as project superintendent at Compañía Minera Milpo. Mr. Huerta holds a Bachelor’s in Engineering Science and a Master’s in Project Management from ESAN Graduate School of Business. Mr. Huerta is a resident of Chihuahua, Mexico.
Nicolas Vachon, 52, has served as our Vice President, Finance since May 2022. Mr. Vachon has more than 20 years of financial and corporate development experience in the mining industry. Previously, Mr. Vachon held several senior positions at Teck Resources Limited from 2006 to 2022 in the corporate finance, treasury and corporate development areas including serving as Director and Finance Business Partner for the Technology and Innovation group focused on business transformation. Prior to that, he held financial management and engineering positions with Placer Dome Inc. and Golder Associates. Mr. Vachon holds Bachelor of Applied Science (Geological Engineering) from Laval University and Master of Engineering degree and an MBA from the University of British Columbia.
James Woeller, 35, has served as our Vice President, Corporate Development and Business Improvement since July 2022. Mr. Woeller has more than 10 years of progressive experience in the mining industry.

Previously, and from 2011, Mr. Woeller served as Director, Strategy and Business Analysis; as Business Development Manager; and in various strategic, commercial, financial planning and corporate development roles at Teck Resources Limited. Mr. Woeller holds a Bachelor of Applied Science (Mining) from Queen’s University and a Master of Science in Mineral Economics from the Colorado School of Mines. Mr. Woeller holds a Chartered Financial Analyst designation.

EXECUTIVE AND DIRECTOR COMPENSATION
Our named executive officers (“NEOs”), which consist of our current and former chief executive officers, the two other most highly compensated executive officers in 2022 who were serving as executive officers at the end of 2022 and one executive officer for whom disclosure is provided but who was not serving as an executive officer at the end of 2022, are:
•
Dale Andres, Chief Executive Officer (current);

•
Anthony Scott, Senior Vice President Corporate Development and Technical Services;

•
Luis Felipe Huerta, Vice President, Mexico;

•
Stephen Orr, former Chief Executive Officer(1) (until April 7, 2022); and

•
Rodrigo Monroy, former General Counsel(2) (until November 30, 2022)

(1)
Mr. Orr was the Company’s Chief Executive Officer through April 7, 2022. We appointed our then President, Dale Andres, as our Chief Executive Officer, effective April 7, 2022.

(2)
Mr. Monroy was the Company’s General Counsel through November 30, 2022. We appointed Stephen Bodley, as our General Counsel and Chief Compliance Officer, effective such date. Mr. Bodley’s employment commenced October 16, 2022.

Summary Compensation Table
The table below summarizes the total compensation earned by each NEO in fiscal years ended December 31, 2022 and 2021.
NEO	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)(9)	Option Awards ($)(2)(9)	Annual Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Dale Andres(5)	2022	629,874	—	—	—	824,255	48,403	1,502,532
Chief Executive Officer	2021	335,417	—	338,578	4,286,450	402,500	29,841	5,392,786
Anthony Scott(6)	2022	322,390	650,000	—	582,533	258,459	35,156	1,848,538
SVP Corporate Development and Technical Services	2021	—	—	—	—	—	—	—
Luis Felipe Huerta	2022	260,000	—	—	—	192,000	75,471	547,109
Vice President, Mexico	2021	260,000	—	90,439	185,413	75,444	76,435	660,731
Stephen Orr(2)(7)	2022	191,450	—	—	—	—	—	191,450
Former Chief Executive Officer	2021	619,000	—	473,953	962,382	—	—	2,055,335
Rodrigo Monroy(8)	2022	275,000	—	—	—	165,000	359,649	799,649
Former General Counsel	2021	225,000	100,000	112,907	915,946	75,500	13,500	1,442,853

(1)
Represents the grant date fair value of performance share unit awards granted to the NEOs in 2021, assuming target performance at 100% payout based on the 55th percentile relative TSR versus the constituents of the GDXJ and determined in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. The grant date fair value of performance share unit awards assuming maximum performance was (i) for Mr. Orr, $947,905 (which have now been forfeited), (ii) Mr. Andres, $677,156, (iii) Mr. Huerta, $180,878, and (iv) Mr. Monroy $225,814 (comprised of 7,940 units, of which 5,417 units have now been forfeited). For additional information, see “— Performance Share Units” below. Additionally, see Note 8 in our consolidated financial statements included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2021, for a discussion of assumptions used for computing the fair value of stock awards.

(2)
Represents the grant date fair value of stock options granted to the NEOs in 2021 and 2022, determined in accordance with FASB ASC Topic 718. For additional information, see “— Stock Option Grants” below. Additionally, see Note 7 in our consolidated financial statements included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2022, for a discussion of assumptions used for computing the fair value of stock option award grants.

(3)
Represents performance-based cash bonuses under our Annual Incentive Plan with respect of service in 2021 and 2022. For additional information, see “— Annual Incentive Plan” below.

(4)
For each NEO, represents employer contributions to the NEO’s 401(k) and Registered Retirement Savings Plan (“RRSP”) accounts. In addition, for Mr. Andres, “All Other Compensation” includes $19,691 in health benefits. For Mr. Huerta, “All Other Compensation” consists of housing and education costs. For Mr. Monroy, “All Other Compensation” includes the payments made to him following his termination of employment other than the payment of an annual bonus for 2022 which is included in “Non-Equity Incentive Plan Compensation.” For additional information regarding Mr. Monroy’s termination-related payments, see “— Executive Employment Agreements — Employment Agreement with Mr. Monroy.”

(5)
Mr. Andres joined the Company on June 1, 2021.

(6)
Mr. Scott joined the Company on January 10, 2022. For an explanation of the bonus payment to Mr. Scott see “Executive Employment Agreements — Employment Agreement with Mr. Scott.”

(7)
Mr. Orr retired on April 7, 2022.

(8)
Mr. Monroy’s employment with the Company was terminated without cause on November 30, 2022.

(9)
No stock awards or option awards have been granted since the announcement on January 25, 2022, of our conclusion that there were errors in the technical report for the Cerro Los Gatos Mine with an effective date of July 1, 2020, as well as indications that there may be an overestimation in the existing resource model. Pursuant to the Management Cease Trade Orders, and the related Undertaking, granted by the Ontario Securities Commission (the “MCTO”) we were prohibited from issuing to or acquiring securities from an insider or employee, except in accordance with pre-existing legally binding obligations to do so. To ensure appropriate compensation of our executives and our non-executive directors in respect of this period, we anticipate that equity awards will be granted if and when determined appropriate by our Board following the filing of our 2022 Annual Report on Form 10-K and the lifting of the MCTO, which occurred on June 26, 2023 and July 4, 2023, respectively.

Executive Employment Agreements
Employment Agreement with Mr. Andres
We entered into an employment agreement with Mr. Andres, dated as of June 1, 2021, and he commenced employment as our President and Chief Executive Officer for the Company’s wholly owned Mexican subsidiary, Minera Luz del Sol S. de R.L. de C.V. (“MLS”), effective as of June 1, 2021. Effective April 7, 2022, Mr. Andres was named Chief Executive Officer of the Company. On August 1, 2022, Mr. Andres commenced employment with our wholly owned subsidiary Gatos Silver Canada Corp. (“GSCC”), and effective as of such date, Mr. Andres entered into a new Executive Employment Agreement.
Base Salary.   Effective June 1, 2021, Mr. Andres received an annual base salary of $575,000, and effective April 1, 2022, Mr. Andres received an annual base salary of $650,000, which is subject to review on an annual basis and may be adjusted in accordance with the procedures set forth by our Compensation and Nominating Committee.
Annual Bonus.   Mr. Andres is eligible to participate in an annual incentive plan pursuant to which his target bonus is 100% of his base salary upon achievement by him and the Company of certain targets determined by our Board based on the recommendation of our Compensation and Nominating Committee. The amount of bonus paid (if any) in any given year is determined by our Board based on the recommendation of our Compensation and Nominating Committee depending on the actual performance of the Company and Mr. Andres as determined by our Board based upon the recommendation of our Compensation and Nominating Committee. See “— Annual Incentive Plan.”

Stock Options.   Mr. Andres is eligible to receive equity awards under our compensation programs. See “— Stock Option Grants.”
Registered Retirement Savings Plan.   Mr. Andres is eligible to receive a Company match of RRSP contributions of up to 3% of base salary, plus an additional contribution by the Company of 6% of base salary.
Benefits and Perquisites.   Mr. Andres is entitled to participate in the various employee benefits plans that are, from time to time, made generally available to our employees.
Confidentiality, Non-Solicitation and Non-Compete.   Mr. Andres has agreed to maintain the confidentiality of our information and not to use or allow or help another to use or access such information at any time during or after his employment with us. During the term of his employment and for a period of 12 months after termination, Mr. Andres has also agreed not to solicit any of our employees, consultants or service providers. For a period of 12 months after termination (and for 24 months after termination in certain circumstances), Mr. Andres has also agreed and not to work or share Executive’s knowledge, directly or indirectly, in whole or in part, as an employee, officer, owner, manager, advisor, consultant, agent, partner, director, significant shareholder, volunteer, intern for any other business entity engaged in silver mining and extraction in Mexico.
Termination and Change in Control.   Payments and benefits to which Mr. Andres will be entitled upon termination of his employment, whether or not in connection with a change in control, are discussed below under “— Potential Payments Upon Termination or Change in Control.”
Employment Agreement with Mr. Scott
We entered into an employment agreement with Mr. Scott, dated November 8, 2021. He commenced his employment as Vice President Evaluations and Technical Services on January 10, 2022. He has been our Senior Vice President Corporate Development and Technical Services since October 16, 2022. Mr. Scott is employed by GSCC.
Base Salary.   Until October 16, 2022 Mr. Scott received a base salary of $325,000. From and after October 16, 2022, Mr. Scott receives an annual base salary of $350,000, which is subject to review on an annual basis and may be adjusted in accordance with the procedures set forth by our Compensation and Nominating Committee.
Annual Bonus.   Mr. Scott is eligible to participate in a bonus plan pursuant to which his current target bonus is 70% of his base salary upon achievement by him and the Company of certain targets determined by our Compensation and Nominating Committee. The amount of bonus paid (if any) in any given year is determined by our Board based on the recommendation of our Compensation and Nominating Committee depending on the actual performance of the Company and Mr. Scott as determined by our Board based upon the recommendation of our Compensation and Nominating Committee. See “— Annual Incentive Plan.”
Sign-On Bonus.   As an inducement for Mr. Scott to join the Company, Mr. Scott received a one-time sign-on bonus of $650,000 which was paid in three tranches in January, March and September, 2022.
Stock Options.   Mr. Scott is eligible to receive equity awards under our compensation programs. See “— Stock Option Grants.”
Registered Retirement Savings Plan.   Mr. Scott is eligible to receive a Company match of RRSP contributions of up to 3% of base salary, plus an additional contribution by the Company of 6% of base salary.
Benefits and Perquisites.   Mr. Scott is entitled to participate in the various employee benefits plans that are available to our executive officers.
Confidentiality, Non-Solicitation and Non-Compete.   Mr. Scott has agreed to maintain the confidentiality of our information and not to use or allow or help another to use or access such information at any time during or after his employment with us. During the term of his employment and for a period of 12 months after termination, Mr. Scott has also agreed not to solicit any of our employees, consultants or service providers. For a period of 12 months after termination, Mr. Scott has also agreed and not to work or share Executive’s knowledge, directly or indirectly, in whole or in part, as an employee, officer, owner, manager, advisor, consultant, agent, partner, director, significant shareholder, volunteer, intern for any other business entity engaged in silver mining and extraction in Mexico.
Termination and Change in Control.   Payments and benefits to which Mr. Scott will be entitled upon termination of his employment, whether or not in connection with a change in control, are discussed below under “— Potential Payments upon Termination or Change in Control.”
Employment Agreement with Mr. Huerta
An employment agreement was entered into with Mr. Huerta, dated April 22, 2015, whereby Mr. Huerta was employed by the Company’s wholly-owned Mexican subsidiary starting May 15, 2015. His initial position was as Project Director, Los Gatos Project. Mr. Huerta’s employment agreement has been modified by mutual agreement over his tenure. Mr. Huerta is currently employed by the Company’s wholly-owned subsidiary, MLS. His current title is Vice President, Mexico.
Base Salary.   Mr. Huerta receives an annual base salary of $260,000, which is subject to review on an annual basis and may be adjusted in accordance with the procedures set forth by our Compensation and Nominating Committee.
Annual Bonus.   Mr. Huerta is eligible to participate in a bonus plan pursuant to which his current target bonus is 60% of his base salary upon achievement by him and the Company of certain targets determined by our Compensation and Nominating Committee. The amount of bonus paid (if any) in any given year is determined by our Board of Directors based on the recommendation of our Compensation and Nominating Committee depending on the actual performance of the Company and Mr. Huerta as determined by our Board of Directors based upon the recommendation of our Compensation and Nominating Committee. See “— Annual Incentive Plan.”
Stock Options.   Mr. Huerta is eligible to receive equity awards under our compensation programs. See “— Stock Option Grants.”
Benefits and Perquisites.   Mr. Huerta is entitled to participate in the various employee benefits plans that are available to our executive officers.
Confidentiality.   Mr. Huerta has agreed to maintain the confidentiality of our information and not to use or allow or help another to use or access such information at any time during or after his employment with us for a period of three years.
Termination and Change in Control.   Payments and benefits to which Mr. Huerta will be entitled upon termination of his employment, whether or not in connection with a change in control, are discussed below under “— Potential Payments Upon Termination or Change in Control.”
Employment Agreement with Mr. Orr
We entered into an employment agreement with Mr. Orr, dated as of May 3, 2011. He commenced employment as our Executive Chairman effective as of May 4, 2011, and was our Chief Executive Officer from June 2011 until his retirement as Chief Executive Officer and as a member of our Board effective April 7, 2022.
Base Salary.   Effective January 1, 2020, Mr. Orr received an annual base salary of $619,000, which was subject to review on an annual basis and subject to adjustment in accordance with the procedures set forth by our Compensation and Nominating Committee.
Annual Bonus.   Mr. Orr was eligible to participate in a bonus plan pursuant to which his target bonus was 100% of his base salary upon achievement by him and the Company of certain targets determined by our Board based on the recommendation of the Compensation and Nominating Committee. The amount of bonus attainment in any given year was determined by our Board based on the recommendation of Compensation and Nominating Committee, and the amount of annual bonus actually paid (if any) depended on the actual performance of the Company and Mr. Orr as determined by our Compensation and Nominating Committee. See “— Annual Incentive Plan.”
Stock Options.   Mr. Orr was eligible to receive equity awards under our compensation programs. See “— Stock Option Grants.”
Benefits and Perquisites.   Mr. Orr was entitled to participate in the various employee benefits plans that were from time to time, made generally available to our employees.
Confidentiality and Non-Solicitation.   Mr. Orr agreed to maintain the confidentiality of our information and not to use or allow or help another to use or access such information at any time during or after his employment with us. Mr. Orr also agreed not to solicit any of our employees, consultants or service providers during his employment and for one year after termination of his employment.
Termination and Change in Control.   Mr. Orr retired from his position as Chief Executive Officer and member of our Board, effective April 7, 2022. Mr. Orr did not receive additional payments of benefits in connection with his retirement, as discussed in more detail below under “— Potential Payments Upon Termination or Change in Control.”
Employment Agreement with Mr. Monroy
The Company entered into an agreement with Mr. Monroy dated February 8, 2021. He commenced employment as our General Counsel effective as of April 1, 2021.
Base Salary.   Effective April 1, 2021, Mr. Monroy received an annual base salary of $300,000, which was subject to review on an annual basis and subject to adjustment in accordance with the procedures set forth by our Compensation and Nominating Committee.
Annual Bonus.   Mr. Monroy was eligible to participate in a bonus plan pursuant to which his target bonus was 60% of his base salary with a maximum of up to 100% of his base salary, upon achievement by him and the Company of certain targets determined by our Board based on the recommendation of the Compensation and Nominating Committee. The amount of bonus attainment in any given year was determined by our Board based on the recommendation of Compensation and Nominating Committee, and the amount of annual bonus actually paid (if any) depended on the actual performance of the Company and Mr. Monroy as determined by our Compensation and Nominating Committee. See “— Annual Incentive Plan.”
Stock Options.   Mr. Monroy was eligible to receive equity awards under our compensation programs. See “— Stock Option Grants.”
Benefits and Perquisites.   Mr. Monroy was entitled to participate in the various employee benefits plans that were from time to time, made generally available to our employees.
Confidentiality and Non-Solicitation.   Mr. Monroy agreed to maintain the confidentiality of our information and not to use or allow or help another to use or access such information at any time during or after his employment with us. Mr. Monroy also agreed not to solicit any of our employees, consultants or service providers during his employment and for one year after termination of his employment.
Termination and Change in Control.   Mr. Monroy’s employment was terminated without cause effective November 30, 2022. Mr. Monroy was paid accrued salary and other obligations as of that date, a prorated award of performance share units, a severance payment equal to twelve months of his base salary ($300,000), $43,149 in lieu of continued health coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, a prorated bonus for 2022 of $165,000 and the opportunity to receive Company-paid outplacement assistance. Stock options previously granted to Mr. Monroy vested upon his termination and became immediately exercisable, in accordance with their terms.
Stock Option Grants
On May 14, 2021, we granted stock option awards to Mr. Monroy. The number of shares of our common stock underlying these options granted are detailed in the following table. These stock option awards vest ratably over a three-year period, beginning on the first anniversary of the grant. These stock option awards each have an exercise price of $12.03 per share, which is equal to the fair market value of a share of common stock on the grant date.
NEO	Option Shares
Rodrigo Monroy	100,000
On June 22, 2021, we granted Mr. Andres stock option awards following commencement of employment and as a one-time sign on option. The number of shares of our common stock underlying these options granted is detailed in the following table. The sign on options vest in three equal tranches, the first of which vested immediately, and the remainder on the first and second anniversaries of employment with the Company. The other stock option awards vest ratably over a three-year period, beginning on the first anniversary of the grant. These stock option awards each have an exercise price of $18.03 per share, which is equal to the fair market value of a share of common stock on the grant date.
NEO	Option Shares
Dale Andres	150,000
Dale Andres sign on	200,000
On December 27, 2021, we granted stock option awards to key employees, including our NEOs, in recognition of services performed in fiscal year 2021. The number of shares of our common stock underlying these options granted to our NEOs are detailed in the following table. These stock option awards vest ratably over a three-year period, beginning on the first anniversary of the grant. These stock option awards each have an exercise price of $10.47 per share, which is equal to the fair market value of a share of common stock on the grant date.
NEO	Option Shares
Dale Andres	117,000
Luis Felipe Huerta	31,500
Stephen Orr	163,500
Rodrigo Monroy	39,000
Upon Mr. Orr’s retirement, all unvested options terminated immediately and all vested options terminated 30 days following the date of his separation. Upon Mr. Monroy’s departure from the Company, all unvested options vested immediately and will terminate 180 days following the date of his separation.
On January 18, 2022, we granted Mr. Scott stock option awards following commencement of employment. The number of shares of our common stock underlying these options granted is detailed in the following table. The options vest ratably over a three-year period, beginning on the first anniversary of the grant. These stock option awards each have an exercise price of $10.28 per share, which is equal to the fair market value of a share of common stock on the grant date.
NEO	Option Shares
Anthony Scott	100,000
Performance Share Units
On December 17, 2021, we granted performance share unit awards to key employees, including our NEOs, in recognition of services performed in fiscal year 2021. The number of shares of our common stock underlying these performance share units (“PSU”) granted to our NEOs are detailed in the following table, assuming target performance at 100%. The performance share units are based on the Company’s total shareholder return (“TSR”) relative to a peer group over a three-year performance period beginning on December 13, 2021 and ending on December 13, 2024. The number of performance share units awarded can range from 0% to 200% of the initial award granted, depending on the TSR percentile rank of the Company relative to the peer group, and are payable in common stock or cash, at the Company’s discretion, at the end of their performance period. These performance share units each have a grant date value of $14.22 per share. Upon Mr. Orr’s retirement, his PSUs were automatically forfeited. Upon Mr. Monroy’s departure from the company, 2,523 pro-rata PSUs remain upon his termination and 5,417 PSUs were forfeited.
NEO	Performance Share Units
Dale Andres	23,810
Luis Felipe Huerta	6,360
Stephen Orr	33,330
Rodrigo Monroy	7,940
Long Term Incentive Plan
We have adopted the Amended and Restated Long Term Incentive Plan (“LTIP”), which allows us to grant a range of equity-based awards to our NEOs, other employees, consultants and non-employee directors. The purpose of the LTIP is to recognize the contributions made by our employees, consultants and directors, and to provide these individuals with an additional incentive to use maximum efforts for the future success of the Company. All stock options granted to Messrs. Andres, Scott, Huerta, Orr and Monroy as disclosed above, were granted under the LTIP.
Annual Incentive Plan
We have adopted the Annual Incentive Plan (“AIP”), under which our NEOs and other employees are eligible to receive annual cash bonuses. The purpose of the plan is to incentivize our executives and other employees to attain annual performance objectives, thereby furthering our best interests and those of our shareholders.
With respect to the fiscal year ended December 31, 2021, each of our then service NEOs was eligible for an annual cash bonus under the AIP; however, it was determined by our Compensation and Nominating Committee that Mr. Andres, Mr. Huerta and Mr. Monroy were the only NEOs who would receive a cash bonus. With respect to the fiscal year ended December 31, 2022, our Compensation and Nominating Committee approved milestones related to health and safety at the Cerro Los Gatos (“CLG”) mine, CLG sustainability, CLG operational performance, CLG financial performance, strategic performance for the Los Gatos Joint Venture, and corporate performance of the Company, which were weighted and used to determine the Company’s portion of bonus payouts to the NEOs. The level of achievement of the Company performance milestones, as well as an assessment of individual performance, were used by our Compensation and Nominating Committee to determine the actual recommended bonus payouts as a percentage of the target bonus. With respect to the fiscal year ended December 31, 2022, Mr. Monroy received a prorated annual bonus pursuant to the terms of his separation agreement, Mr. Orr retired from the Company effective April 7, 2022, and did not receive an annual bonus and our Compensation and Nominating Committee determined to provide cash bonuses to Mr. Andres, Mr. Scott and Mr. Huerta.
2022 Outstanding Equity Awards at Fiscal Year-End
The table below provides information on the equity awards held by the NEOs as of December 31, 2022. Mr. Orr did not hold any equity awards as of December 31, 2022 as, upon his retirement, all unvested options and performance share units were forfeited and terminated immediately and all vested options terminated 30 days following the date of his separation.
	Option Awards				Stock Awards
Name and Principal Position	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)	Equity Incentive Plan Awards: Number of unearned shares, units or other rights that have not vested (#)	Equity Incentive Plan Awards: Market or payout value of unearned shares, units or other rights that have not vested ($)
Dale Andres	133,334	66,667(1)	18.03	6/22/2031	—	—	23,810(4)	97,383(5)
	50,000	100,000(2)	18.03	6/22/2031
	39,000	78,000(3)	10.47	12/27/2031
Anthony Scott	—	100,000(6)	10.28	01/18/2032	—	—	—	—
Luis Felipe Huerta	20,200	—(7)	9.00	12/05/2027	—	—	6,360(4)	26,012(5)
	33,000	—(8)	12.00	05/03/2029	—	—	—	—
	22,000	11,000(9)	12.00	01/20/2030	—	—	—	—
	63,333	31,667(10)	7.00	10/27/2030	—	—	—	—
	10,500	21,000(11)	10.47	12/27/2031	—	—	—	—
Rodrigo Monroy	100,000(12)	—	12.03	05/30/2023	—	—	2,523(4)	10,319(5)
	39,000(12)	—	10.47	05/30/2023	—	—

(1)
The options listed here were granted on June 22, 2021, with one third vesting immediately and the remainder vesting ratably on each of the first two anniversaries following June 1, 2021.

(2)
The options listed here were granted on June 22, 2021, and vest ratably on each of the first three anniversaries following June 1, 2021.

(3)
The options listed here were granted on December 27, 2021, and vest ratably on each of the first three anniversaries following the grant date.

(4)
The PSUs listed here were granted on December 17, 2021, and vest following a three-year performance period. PSUs are reported assuming target performance at 100% payout for the 55th percentile relative TSR versus constituents of the GDXJ.

(5)
Valuations are based on $4.09 per share, the closing price of our common stock on December 31, 2022.

(6)
The options listed here were granted on January 18, 2022, and vest ratably on each of the first three anniversaries following the grant date.

(7)
The options listed here were granted on December 6, 2017, and are fully vested.

(8)
The options listed here were granted on May 3, 2019, and are fully vested.

(9)
The options listed here were granted on January 20, 2020, and vest ratably on each of the first three anniversaries following the grant date.

(10)
The options listed here were granted on January 20, 2020, and vest ratably on each of the first three anniversaries following the grant date.

(11)
The options listed here were granted on December 27, 2021, and vest ratably on each of the first three anniversaries following the grant date.

(12)
The options listed were granted on May 14 and December 27, 2021, and vested upon Mr. Monroy’s termination on November 30, 2022.

Potential Payments Upon Termination or Change in Control
Below we describe the payments and benefits to which each NEO will be entitled to under his employment agreement if his employment is terminated (i) by us without “cause” by him for “good reason” or “disability” (without a “change in control”), (ii) by us without cause or by him for good reason within one year of a change in control or (iii) due to death or “disability” (in the case of Mr. Huerta) (such terms as defined in the applicable employment agreement).
Mr. Andres
Termination without Cause, for Good Reason or for Disability.   If we terminate Mr. Andres’ employment without cause, Mr. Andres voluntarily terminates his employment for good reason or he becomes disabled, he is entitled to: (i) accrued annual salary to the date of termination (ii) 24 months of base salary plus his target annual bonus for 24 months, payable in a lump sum, (iii) if he timely elects continuation coverage the Company would also pay, on his behalf, the portion of monthly premiums for his benefits that the Company paid immediately prior to the date of termination, during the 12 month period following the date of termination, subject to his continued eligibility for coverage provided that he would continue to be required to pay that portion of the premium for the coverage that he was required to pay as an active employee immediately prior to the date of termination and (iv) the 200,000 options granted at the commencement of his employment would, to the extent unvested, vest at the date of termination and be exercisable for a period of one year from the date of termination, and the 150,000 options granted at the date of the commencement of his employment would, to the extent unvested, immediately vest, and such 150,000 options, together with all other vested options would remain exercisable until the earlier of (x) the date 180 calendar days following termination of employment or (y) the expiration of the original option.
Termination without Cause or for Good Reason in Connection with a Change in Control.   If there is a change in control and (a) within one year following the change in control Mr. Andres’ employment is terminated without cause or Mr. Andres voluntarily terminates his employment for good reason or (b) within six months preceding the change in control Mr. Andres’ employment is terminated without cause and such termination occurred in anticipation of such change in control, he is entitled to (i) accrued annual salary and target annual bonus to the date of termination (ii) 24 months of base salary plus his target annual bonus for 24 months (iii) if he timely elects continuation coverage the Company would also pay, on his behalf, the portion of monthly premiums for his benefits that the Company paid immediately prior to the date of termination, during the 12 month period following the date of termination, subject to his continued eligibility for coverage provided that he would continue to be required to pay that portion of the premium for the coverage that he was required to pay as an active employee immediately prior to the date of termination and (iv) the 200,000 options granted at the commencement of his employment would, to the extent unvested, vest at the date of termination and be exercisable for a period of one year from the date of termination, and the 150,000 options granted at the date of the commencement of his employment, to the extent unvested, would immediately vest, and such options, together with all other vested options would remain exercisable until the earlier of (x) the date 180 calendar days following termination of employment or (y) the expiration of the original option.
Death.   If Mr. Andres’ employment is terminated due to death, his estate shall be entitled to be paid his accrued salary and bonus.
Mr. Scott
Termination without Cause, for Good Reason or for Disability.   If we terminate Mr. Scott’s employment without cause, Mr. Scott voluntarily terminates his employment for good reason or he becomes disabled, he is entitled to: (i) accrued annual salary to the date of termination (ii) 12 months of base salary plus his target annual bonus for 12 months, payable in a lump sum, (iii) if he timely elected continuation coverage the Company would also pay, on his behalf, the portion of monthly premiums for his benefits that the Company paid immediately prior to the date of termination, during the 12 month period following the date of termination, subject to his continued eligibility for coverage provided that he would continue to be required to pay that portion of the premium for the coverage that he was required to pay as an active employee immediately prior to the date of termination.

Termination without Cause or for Good Reason in Connection with a Change in Control.   If there is a change in control and (a) within one year following the change in control Mr. Scott’s employment is terminated without cause or Mr. Scott voluntarily terminates his employment for good reason or (b) within six months preceding the change in control we terminate Mr. Scott’s employment without cause and such termination occurred in anticipation of such change in control, he is entitled to (i) accrued annual salary and target annual bonus to the date of termination (ii) 24 months of base salary plus his target annual bonus for 24 months and (iii) if he timely elects continuation coverage the Company would also pay, on his behalf, the portion of monthly premiums for his benefits that the Company paid immediately prior to the date of termination, during the 12 month period following the date of termination, subject to his continued eligibility for coverage provided that he would continue to be required to pay that portion of the premium for the coverage that he was required to pay as an active employee immediately prior to the date of termination
Death.   If Mr. Scott’s employment is terminated due to death, his estate shall be entitled to be paid his accrued salary and bonus.
Mr. Huerta
Termination without Cause or for Good Reason.   If we terminate Mr. Huerta’s employment without cause (as defined under Mexican employment law), he is entitled to: (i) accrued annual salary and bonus to the date of termination and (ii) twelve months of base salary, payable in a lump sum, (iii) continuation of group, medical, dental and vision insurance benefits, subject to any restrictions or limitations imposed by the Company’s insurers during the twelve (12) month period following the date of termination, and (iv) the reasonable costs of repatriating to Peru.
Termination without Cause or for Good Reason in Connection with a Change in Control.   If there is a change of control, Mr. Huerta’s entitlements described in the foregoing paragraph will apply.
Death or Disability.   If Mr. Huerta’s employment is terminated due to death or disability, his estate or he, as applicable, will be entitled to such benefits as are provided pursuant to Mexican employment law.
Mr. Orr
Mr. Orr retired from his position of Chief Executive Officer and member of our Board effective April 7, 2022. Mr. Orr did not receive any payments or benefits in connection with his retirement.
Mr. Monroy
Mr. Monroy’s employment was terminated effective November 30, 2022 and he received the consideration described above. See — “Executive Employment Agreements — Employment Agreement with Mr. Monroy.”
Non-Qualified Deferred Compensation Plan for Senior Executives and Outside Directors
Effective January 1, 2019, we adopted the Deferred Compensation Plan for Senior Executives and Outside Directors (the “Deferred Compensation Plan”), under which (i) our senior executives are eligible to elect to defer receipt of any portion of cash compensation or equity compensation awards other than from the exercise of stock options and (ii) our non-employee directors are eligible to elect to defer receipt of any portion of annual retainers or meeting awards.
Participants in the Deferred Compensation Plan are entitled to receive distribution of his or her deferred compensation account in either (i) a single lump sum distribution of cash or shares of our stock or (ii) annual installments of cash or shares of our stock over a period of not more than five (5) years after the date payment commences. All distributions under the Deferred Compensation Plan shall be made or shall commence, as the case may be, on the earlier of (i) the date designated in a participant’s deferral election form and (ii) the date that is six months and one day after the occurrence of (x) the participant’s termination of active service as a senior executive or non-employee director as applicable or (y) the date of the participant’s death; provided, however, that if a participant is a “specified employee” within the meaning of

Internal Revenue Code Section 409A (“409A”), payment of any benefits under the Deferred Compensation Plan shall not commence until six months following a participant’s “separation from service” as such term is defined under Section 409A.
Stock Ownership Policy
Position	Stock Ownership Guideline
CEO	3x base salary
Other Executive Officers	1x base salary
Non-Employee Directors	3x base annual director cash retainer
Our Board believes that, in order to more closely align the interests of our executive officers and non-employee directors with the long-term interests of the Company’s stockholders, all executive officers and non-employee directors should maintain a minimum level of equity interests in the Company’s common stock. Accordingly, we have adopted minimum stock ownership guidelines for our executive officers and non-employee directors as shown in the table above. Executive officers and non-employee directors are subject to a five-year phase in period to meet the applicable ownership requirements, beginning from the later of (i) the date of the IPO; (ii) employment date or director appointment date; or (iii) promotion date. Shares, shares in trust, shares in 401k plans, shares owned directly by family members, DSUs (as defined above), and restricted stock units count toward satisfying the guideline, even if unvested. Stock options do not count toward satisfying the guideline until exercised. The majority of our non-executive directors currently comply with the stock ownership guidelines. Most of our executive officers have served with the Company for less than 2 years, and we have not issued additional equity-based compensation since January 25, 2022. There have also been restrictions in place under the MCTO. As a result, none of our executive officers currently hold the minimum stock ownership contemplated by guidelines. Once all applicable restrictions are lifted, all individuals subject to the guidelines will be expected to meet or to be tracking towards meeting the guideline minimums within the five-year period.
Director Compensation
Director Compensation Policy
Each of our non-employee directors is entitled to receive the following compensation pursuant to our current director compensation policy, as applicable:
•
an annual retainer of $55,000 for service on the Board;

•
$1,500 for each committee meeting attended (whether in person or by telephone), provided that non-employee directors who travel intercontinentally from outside of North America to attend a Board or committee meeting in person are entitled to receive an additional $2,500;

•
an annual retainer of $10,000 for service as the chair of our Audit Committee or as the chair of our Compensation and Nominating Committee;

•
an annual retainer of $4,000 for service as the chair of any other standing committee of the Board; and

•
an annual retainer of $55,000 for service as our non-executive Chairperson of the Board.

All such compensation will be paid in cash quarterly in arrears. Each non-employee director may also elect to receive DSUs in lieu of the cash retainer. DSUs are vested upon grant and settle upon a director’s cessation of continuous service.
Pursuant to our current director compensation policy, it is intended that at each annual meeting of shareholders, each non-employee director be granted an annual equity grant under the LTIP with a fair market value of $90,000. The grant value is intended to be split evenly between stock options and DSUs. Accordingly, on June 14, 2021, our Compensation and Nominating Committee and our Board approved an annual equity grant for 2021 under the LTIP for the period July 1, 2021 to May 31, 2022, with a fair market value of $82,500 (based on an 11-month period), consisting of 50% stock options and 50% DSUs.

As noted above, we have not awarded any equity-incentive compensation since January 25, 2022 and, as a result, there were no DSU grants in 2022.
Directors are permitted to defer all or a portion of their compensation under the Deferred Compensation Plan, pursuant to which our directors will be able to defer their annual retainers and receive such deferred retainers in cash or in shares of our common stock. The director compensation policies described above do not apply to our employee directors, including Mr. Andres and Mr. Orr (whose compensation is set forth above under “— Summary Compensation Table”).
The table below sets forth information concerning compensation of our non-employee directors in 2022 and 2021:
		Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(3)	Option Awards ($)(3)	Total ($)
Janice Stairs	2022	61,500	—	Nil	61,500
	2021	58,000	213,807	41,247	313,054
Ali Erfan	2022	61,000	—	Nil	61,000
	2021	62,500	158,254	41,247	262,001
Igor Gonzales	2022	Nil	—	Nil	Nil
	2021	68,000	142,272	41,247	251,519
Karl Hanneman	2022	43,000	—	Nil	43,000
	2021	74,000	160,390	41,247	275,637
Charles Hansard	2022	65,500	—	Nil	65,500
	2021	61,000	90,953	83,289	235,242
Igor Levental(2)	2022	13,750	—	Nil	13,750
	2021	29,000	184,212	41,247	254,459
David Peat	2022	37,750	—	Nil	37,750
	2021	76,500	162,527	41,247	280,274
Daniel Muñiz Quintanilla	2022	72,000	—	Nil	72,000
	2021	47,250	52,500	52,740	152,490

(1)
DSU awards for Board members electing to receive DSUs in lieu of the cash retainer for the period October 1, 2021 through December 31, 2022, are expected to be granted in 2023 when determined appropriate by our Board following the filing of our 2022 Annual Report on Form 10-K and the lifting of the MCTO. The values of the 2022 Stock Awards that are expected to be granted in 2023 are as follows: Ms. Stairs, $61,500; Mr. Erfan, $Nil; Mr. Gonzales, $80,000; Mr. Hanneman, $43,000; Mr. Hansard, $Nil; Mr. Levental, $13,750; Mr. Peat, $37,750; Mr. Muñiz Quintanilla, $Nil.

(2)
Mr. Levental passed away in June 2022.

(3)
At December 31, 2022, Ms. Stairs held 27,263 stock options and 19,548 DSUs; Mr. Erfan held 27,263 stock options and 16,219 DSUs; Mr. Gonzales held 24,680 stock options and 12,420 DSUs; Mr. Hanneman held 42,763 stock options and 18,016 DSUs; Mr. Hansard held 10,138 stock options and 6,497 DSUs; Mr. Levental’s estate/heirs held 27,263 stock options and 18,825 DSUs; Mr. Peat held 112,033 stock options and 52,141 DSUs; Mr. Muñiz Quintanilla held 5,505 stock options and 3,131 DSUs.

Securities Authorized for Issuance Under Equity Compensation Plans
The Company has an equity compensation plan under which options and shares of the Company’s common stock are authorized for grant or issuance as compensation to eligible employees, consultants, and members of the Board. The Company’s stockholders have approved these plans. The following table is a summary of the shares of common stock authorized for issuance under equity compensation plans as of December 31, 2022:
	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans not approved by security holders:	—	—	—
Equity compensation plans approved by security holders:
Equity Incentive Compensation Plan(1)
Deferred stock units(2)	146,796	N/A
Stock options(3)	1,733,923	$12.57
Performance share units(4)	42,893	N/A
Total for Equity Incentive Compensation Plan	1,923,612	$—	12,314,203

(1)
In October 2020, the Board approved the Amended and Restated Long-Term Incentive Plan (“LTIP”) to authorize the issuance of stock options, stock appreciation rights, stock awards, deferred stock units, cash awards and performance awards to NEOs, other employees, consultants and non-employee directors.

(2)
DSUs do not have exercise prices associated with them, but rather a fair value that equaled the Company’s common stock fair value on grant date. The weighted-average per unit fair value for the outstanding DSUs is $10.88.

(3)
The Company’s stock options have a contractual term of 10 years and entitle the holder to purchase one share of the Company’s common stock.

(4)
Assumes vesting at 100% of PSU grant amount that we may elect to issue in the form of common shares upon settlement of PSUs granted under the LTIP. The PSUs are based on the Company’s total shareholder return (“TSR”) relative to a peer group over a three-year performance period. The number of PSUs vested can range from 0% to 200% of the initial award granted, depending on the TSR percentile rank of the Company relative to the peer group.

PROPOSAL 2: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board and our Audit Committee recommend that the stockholders ratify the selection of EY as the Company’s independent registered public accounting firm for the years ending December 31, 2022 and December 31, 2023. EY was first appointed auditors of the Company by the Audit Committee in November 14, 2022. EY is currently the Company’s independent registered public accounting firm.
Although the Company is not required to seek stockholder approval or ratification of this appointment, the Board believes that doing so is consistent with good corporate governance practices. If the appointment is not ratified, our Audit Committee will explore the reasons for stockholder rejection and will reconsider the appointment. Even if the appointment is ratified, our Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if our Audit Committee determines that such a change would be in the best interests of the Company and our stockholders.
We have been advised that a representative of EY will attend the Annual Meeting virtually. Such representative will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.
Required Vote
Proposal 2 requires the approval by a majority of the votes cast by stockholders. This means the number of votes cast FOR the proposal must exceed the number of votes cast AGAINST the proposal. Abstentions and broker non-votes (of which none are expected) will not be treated as votes cast for or against the proposal, and therefore will have no effect on the outcome of Proposal 2.
THE BOARD RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF EY AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEARS ENDING DECEMBER 31, 2022 AND DECEMBER 31, 2023.

AUDIT COMMITTEE REPORT
Management has the responsibility for the Company’s financial statements and overall financial reporting process, including the Company’s internal controls. Management also is responsible for reporting on the effectiveness of the Company’s internal control over financial reporting. The Company’s independent registered public accounting firm, EY, has the responsibility to conduct an independent audit in accordance with the standards of the Public Company Accounting Oversight Board (United States) (the “PCAOB”) and to issue an opinion on whether or not the financial statements present fairly, in all material respects, the financial position of the Company and the results of its operations and its cash flows in conformity with U.S. generally accepted accounting principles. The Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of the independent auditors retained to audit the Company’s financial statements. The Audit Committee is responsible for the audit fee negotiations associated with our retention of EY. The members of the Audit Committee and the Board believe that the continued retention of EY to serve as our independent auditor is in our and our stockholders’ best interest. EY has served as our independent registered public accounting firm since 2022.
In this context, the Audit Committee hereby reports as follows:
1.
The Audit Committee has reviewed and discussed with management the Company’s audited financial statements for the year ended December 31, 2022 (the “2022 Audited Financial Statements”), including discussions related to critical accounting policies, financial reporting principles and practices, the reasonableness of significant judgments and estimates and the effectiveness of internal control over financial reporting.

2.
The Audit Committee has also reviewed with EY the 2022 Audited Financial Statements and has discussed with EY the matters required to be discussed by the applicable requirements of the PCAOB and the SEC.

3.
The Audit Committee has received the written communications and disclosures from EY required by applicable requirements of the PCAOB regarding their communications with the Audit Committee concerning independence, and has discussed with EY their independence.

4.
Based on the review and discussions referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board that the 2022 Audited Financial Statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, for filing with the SEC and other applicable regulatory authorities.

AUDIT COMMITTEE
/s/ David Peat, Chair
/s/ Janice Stairs
/s/ Charles Hansard

CHANGE IN INDEPENDENT REGISTERED ACCOUNTING FIRM
On September 28, 2022, KPMG LLP (“KPMG”) notified the Company that it resigned as the Company’s independent registered public accounting firm. The Audit Committee of our Board accepted KPMG’s resignation. KPMG’s resignation was prompted by its conclusion that KPMG is unable to serve as our principal auditor for the year-ended December 31, 2021 due to the changes in the composition and location of our executive team and its understanding of the Organization of Chartered Professional Accountants of British Columbia Bylaws, which it concluded would require KPMG to be licensed in British Columbia. KPMG’s audit reports on our consolidated financial statements for the years ended December 31, 2020 and 2019 do not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. During the two most recent fiscal years and the subsequent interim period preceding KPMG’s resignation, there were no (i) disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG, would have caused it to make reference to the subject matter of the disagreements in connection with its report, or (ii) “reportable events” as such term is defined in Item 304(a)(1)(v) of Regulation S-K.
On November 14, 2022, the Audit Committee of the Board appointed EY as the Company’s independent registered public accounting firm.
AUDIT AND AUDIT-RELATED FEES
Effective September 28, 2022, KPMG resigned as the Company’s independent registered public accounting firm. The Company’s Audit Committee and Board engaged EY to serve as the Company’s independent registered public accounting firm effective November 14, 2022.
The following table shows the fees billed by KPMG and EY for the years ended December 31, 2022 and December 31, 2021:
	2022	2021
Audit fees(1) – KPMG	$—	$1,412,703
Audit fees(1) – EY	955,000	600,000
Audit-related fees	—	—
Tax fees(2)	—	89,385
All other fees	—	—
Total	$955,000	$2,102,088

(1)
Audit fees relate to professional services rendered in connection with the audit of the Company’s annual financial statements, quarterly review of financial statements, and audit services provided in connection with other statutory and regulatory filings.

(2)
Tax fees relate to professional services rendered relating to tax compliance and planning. Such services included corporate income tax return preparation and consultation on foreign tax matters. Such fees were billed by KPMG.

Pre-Approval Policies and Procedures
Our Audit Committee has adopted a policy and procedures for the pre-approval of all audit and non-audit services to be rendered by our independent registered public accounting firm. Under the policy, our Audit Committee generally pre-approves specified services in defined categories up to specified amounts and limits the types of non-audit services that may be provided by the independent accountant. Our Audit Committee may delegate authority to the Chair of the Audit Committee or another member of our Audit Committee to pre-approve any proposed engagement of an independent accountant. However, any engagement of an independent accountant pre-approved as such must be reported to our Audit Committee at its next regularly scheduled meeting. All audit and non-audit services performed by our independent registered public accounting firm during the years ended December 31, 2021 and 2022, were pre-approved by our Audit Committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table shows information regarding the beneficial ownership of our common stock as of July 14, 2023 by:
•
each person or group who is known by us to own beneficially more than 5% of our common stock;

•
each member of our Board and director nominee;

•
each of our named executive officers; and

•
all members of our Board and our executive officers as a group.

Beneficial ownership of shares is determined under the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. Shares of common stock of which a person has the right to acquire beneficial ownership at any time within 60 days of July 14, 2023 are deemed outstanding and beneficially owned by the person for the purpose of computing the number of shares and percentage beneficially owned by such person, but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person. To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.
The percentage of common stock beneficially owned in the table is based on 69,162,223 shares of common stock outstanding as of July 14, 2023.
Unless otherwise indicated, the address for each holder listed below is c/o Gatos Silver, Inc., Suite 910 – 925 West Georgia Street, Vancouver, BC V6C 3L2.
Name	Shares of Common Stock Beneficially Owned	Percentage of Shares of Common Stock Beneficially Owned
Greater than 5% stockholders
Electrum(1):
Electrum Silver US LLC	17,894,672	25.9%
Electrum Silver US II LLC	4,109,704	5.9%
Total	22,004,376	31.8%
Municipal Employees’ Retirement System of Michigan(2)	6,216,192	9.0%
FMR LLC(3)	8,276,184	12.0%
Directors and current NEOs
Janice Stairs(5)(6)(8)	56,811	*
Ali Erfan(4)(5)(6)	125,744	*
Igor Gonzales(5)(6)	37,100	*
Karl Hanneman(5)(6)(9)	78,334	*
Charles Hansard(5)(6)	16,635	*
David Peat(5)(6)(10)	161,497	*
Daniel Muñiz Quintanilla(5)(6)	8,636	*
Dale Andres(5)	339,000	*
Anthony Scott	33,333	*
Luis Felipe Huerta	160,033	*
Former NEOs
Stephen Orr(7)(11)	157,783	*
Current directors and executive officers as a group (14 persons)	1,017,123	1.5%

*
Represents beneficial ownership of less than 1%.

(1)
The securities reported are based on a Schedule 13G/A filed on February 11, 2022 by Electrum Silver US LLC (“ESUS”), Electrum Strategic Management LLC (“ESM”), Electrum Global Holdings L.P. (“Global Holdco”), TEG Global GP Ltd. (“TEG Global”), The Electrum Group LLC (“TEG”), Electrum Silver US II LLC (“ESUS II”), Electrum Strategic Opportunities Fund II L.P. (“ESOF II”), Electrum Strategic Opportunities Fund II GP L.P. (“ESOF II GP L.P.”) and ESOF II GP Ltd. (“ESOF II GP”) (for the purposes of this section, collectively, “Electrum”). Mr. Erfan is Vice Chairman of TEG.

ESUS directly owns 17,894,672 shares of our common stock. ESM is the manager of ESUS. ESM is wholly owned by Global Holdco, and TEG Global is the general partner of Global Holdco. TEG acts as an investment advisor to Global Holdco. As a result, ESM, Global Holdco, TEG Global and TEG may be deemed to beneficially own shares of our common stock held by ESUS.
ESUS II directly owns 4,109,7104 shares of our common stock. ESOF II owns 99% of ESUS II, and ESM is the manager of ESUS II. ESM is wholly owned by Global Holdco, and TEG Global is the general partner of Global Holdco. The general partner of ESOF II is ESOF II GP L.P., and the general partner of ESOF II GP L.P. is ESOF II GP. ESOF II GP is wholly owned by Global Holdco. TEG acts as an investment advisor to ESOF II. As a result, ESOF II, ESM, Global Holdco, TEG Global, ESOF II GP L.P., TEG and ESOF II GP may be deemed to beneficially own shares of our common stock held by ESUS II.
The address of the Electrum entities is 535 Madison Avenue, 12th Floor, New York, New York 10022.
(2)
The securities reported are based on a Schedule 13G filed on February 16, 2021, by the Municipal Employees’ Retirement System of Michigan and represents (i) 6,205,259 shares of our common stock held by MERS and (ii) 38,750 shares of our common stock issuable upon exercise of options that are vested or vest within 60 days of July 14, 2023. The address of MERS is 1134 Municipal Way, Lansing, Michigan 48917.

(3)
The securities reported are based on a Schedule 13F-HR filed on May 11, 2023, by FMR LLC. FMR LLC has sole voting power with respect to 8,273,424shares and shared investment power with respect to 8,276,184shares. Abigail P. Johnson, a Director, the Chairman and the Chief Executive Officer of FMR LLC, has shared investment power with respect to 8,276,184shares. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (“Fidelity Funds”) advised by Fidelity Management & Research Company LLC (“FMR Co. LLC”), a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. FMR Co. LLC carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees. The address of FMR LLC is 245 Summer Street, Boston, Massachusetts 02210.

(4)
Holdings include 82,262 shares of our common stock held by Ajami Associates Limited, which is owned and controlled by Mr. Erfan. The address of Ajami Associates Limited is c/o Sphere Management (Mauritius) Limited, 6th Floor, Suite 619, Port Louis, Mauritius. Mr. Erfan disclaims beneficial ownership of shares of our common stock held by Electrum. See footnote (1).

(5)
Holdings include the following shares which may be acquired upon the exercise of options outstanding under the LTIP and exercisable within 60 days as of July 14, 2023: Janice Stairs — 27,263 shares; Ali Erfan — 27,263 shares; Igor Gonzales — 24,680 shares; Karl Hanneman — 42,763 shares; Charles Hansard — 10,138 shares; David Peat — 104,881 shares; Daniel Muñiz Quintanilla — 5,505 shares; Dale Andres — 339,000 shares; Anthony Scott — 33,333; Luis Felipe Huerta — 160,033 shares; and all current directors and executive officers as a group — 774,859 shares.

(6)
Holdings include the following shares which may be acquired upon departure from the Company by settlement of the DSUs outstanding under the LTIP within 60 days of July 14, 2023: Janice Stairs — 19,548 shares; Ali Erfan — 16,219 shares; Igor Gonzales — 12,420 shares; Karl Hanneman — 18,016 shares; Charles Hansard — 6,497 shares; David Peat — 52,141 shares; Daniel Muñiz Quintanilla — 3,131 shares; Rodrigo Monroy — nil; Anthony Scott — nil; Luis Felipe Huerta — nil; and all current directors and executive officers as a group — 127,972 shares.

(7)
Holdings include (i) 91,235 shares of our common stock held by Cast Management 401k Trust, in which Mr. Orr is a beneficiary and (ii) 66,548 shares of our common stock held by Mr. Orr’s spouse. The address of Cast Management 401k Trust is 30 N Gould St, Suite R, Sheridan, Wyoming 82801. Mr. Orr disclaims beneficial ownership of the shares held by his spouse.

(8)
Holdings include 10,000 shares of our common stock held directly by Ms. Stairs.

(9)
Holdings include 7,400 shares of our common stock held directly by Mr. Hanneman and 10,000 shares of our stock held by KNH Trust, which is controlled by Mr. Hanneman.

(10)
Holdings include 4,475 shares of our common stock held directly by Mr. Peat.

(11)
Mr. Orr departed from the Company effective April 7, 2022.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
The following are summaries of transactions since January 1, 2022 to which we have been a participant, in which the amount involved in the transaction exceeds or will exceed the lesser of $120,000 or one percent of the average of the Company’s total assets at year-end for the last two completed fiscal years, and in which any of our directors, executive officers, beneficial owners of more than five percent of our voting securities or any other “related person” as defined in Item 404(a) of Regulation S-K had or will have a direct or indirect material interest.
Services Agreements
Effective January 1, 2015, in connection with our Los Gatos Joint Venture (“LGJV”), we entered into a services agreement with the LGJV operating entities consisting of Minera Plata Real S. de R.L. de C.V (“MPR”), Operaciones San Jose del Plata S. de R.L. de C.V. (“OSJ”) and Servicios San Jose del Plata S. de R.L. de C.V. (“SSJ”). SSJ was subsequently merged with MPR. Pursuant to the agreement, OSJ agreed to provide to the LGJV certain consulting and administrative services, including services necessary to explore, develop, construct and operate the LGJV and for business development activities. The agreement included indemnification provisions by MPR, SSJ in favor of OSJ and its indemnitees against all losses, damages, costs, expenses and charges incurred by OSJ arising as a result of any act or omission with respect to the provision of services pursuant to the agreement, except for willful misconduct or gross negligence.
Under the Unanimous Omnibus Partner Agreement, we provide management and administrative services to the LGJV. The Company received $5.4 million and $1.25 million from the LGJV under this agreement for the year ended December 31, 2022 and the six months ended June 30, 2023, respectively. The Company had receivables under this agreement of $0.4 million and $1.25 million as of December 31, 2022 and June 30, 2023, respectively. The Company also incurred certain LGJV costs that are subsequently reimbursed by the LGJV.
Shareholders Agreement
In connection with our IPO, we entered into a shareholders agreement with Electrum and MERS pursuant to which Electrum and MERS have the right to nominate members of our Board. Electrum has the right to nominate: (a) a number of members of our Board that is one fewer than a majority of the Board following all nominations pursuant to such nomination right so long as Electrum beneficially owns in the aggregate at least 35% of the then outstanding shares of our common stock and (b) one member of our Board so long as Electrum beneficially owns in the aggregate (x) less than 35% of the then outstanding shares of our common stock and (y) at least 5% of the then outstanding shares of our common stock. MERS has the right to nominate one member of our Board for as long as it owns at least 5% of the then outstanding shares of our common stock. The nominees of Electrum and MERS will need to be approved by the Board of Directors and elected at the annual meeting of shareholders.
The shareholders agreement also provides that for so long as Electrum owns at least 35% of the then outstanding shares of our common stock, certain actions by us will require the approval of Electrum in addition to any other vote by our Board or shareholders. The actions requiring Electrum approval include:
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change of control transactions,

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the acquisition or sale of any asset or any joint venture investment in excess of $100 million,

•
the incurrence of indebtedness in excess of $100 million,

•
making any loan, advance or capital contribution in excess of $100 million,

•
equity issuances in excess of $100 million, and

•
dissolution, liquidation, reorganization or bankruptcy proceedings involving us or our material subsidiaries.

In addition, we have agreed to indemnify Electrum and MERS from any losses arising directly or indirectly out of Electrum’s and MERS’s actual, alleged or deemed control or ability to influence us or the actual or alleged act or omission of Electrum’s and MERS’s director nominees, including any act or omission in connection with this offering. If, for any reason our agreement to indemnify Electrum and MERS is unavailable or unenforceable, we will agree to make the maximum contribution to the payment and satisfaction of the indemnified liabilities permissible under applicable law.
Registration Rights Agreement
In connection with our IPO, we entered into a registration rights agreement with Electrum, MERS and substantially all our other existing shareholders prior to the IPO. Pursuant to the registration rights agreement, Electrum and MERS have the right to require us to file a registration statement under the Securities Act with respect to their shares. We will not be obligated to effect more than three demand registrations within a 12-month period. All shareholders under the registration rights agreement will be entitled to piggyback registration rights with respect to any registration initiated by us or another shareholder or shareholders after the consummation of our IPO and will continue to hold this right until they transfer their shares.
Statement of Policy on Related Party Transactions
The Board has adopted a written related party transaction policy designed to minimize potential conflicts of interest arising from any dealings we may have with our affiliates and to provide appropriate procedures for the disclosure, approval and resolution of any real or potential conflicts of interest that may exist from time to time. This policy provides, among other things, that all related persons transactions will be ratified and approved by disinterested members of our Board after receiving a recommendation from our Audit Committee that the transaction is fair, reasonable and within our policy. In making its recommendation, our Audit Committee will consider each related party transaction in light of all relevant factors, including without limitation the benefits of the transaction to us, the terms of the transaction and whether they are arm’s length and in the ordinary course of our business, the direct or indirect nature of the related party’s interest in the transaction, the size and expected term of the transaction, and other facts and circumstances that bear on the materiality of the related party transaction under applicable law and stock exchange standards. For purposes of the policy, a “related persons transactions” generally consists of a transaction, arrangement or relationship involving the Company and the Company’s directors, director nominees or executive officers, any stockholder beneficially owning more than 5% of the Company’s common stock, or immediate family members of any such persons.

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR 2024 ANNUAL MEETING
We intend to hold our 2024 Annual Meeting of stockholder on June 12, 2024. Proposals that stockholders wish to submit for inclusion in our proxy statement for our 2024 Annual Meeting of stockholders pursuant to Rule 14a-8 under the Exchange Act must be received by our Secretary at Gatos Silver, Inc., Suite 910- 925 West Georgia Street, Vancouver, BC V6C 3L2 no later than April 3, 2024. Any stockholder proposal submitted for inclusion must be eligible for inclusion in our proxy statement in accordance with the rules and regulations promulgated by the SEC.
Our Amended and Restated Bylaws further provide that a stockholder proposal relating to the nomination of a person for election as a director at the 2024 Annual Meeting of stockholders or a stockholder proposal that is not submitted for inclusion in the proxy statement, but that a stockholder instead wishes to present directly at such annual meeting, must be submitted in writing and received by our Secretary at the address above no earlier than February 13, 2024 and no later than April 3, 2024. Such written notice must contain the information required by our Amended and Restated Bylaws. In addition to complying with the advance notice provisions of the Company’s Amended and Restated Bylaws, to solicit proxies in support of director nominees other than the Company’s nominees, a stockholder must give timely notice that complies with the requirements of Rule 14a-19 and which must be received no later than April 15, 2024.
Please refer to our Amended and Restated Bylaws for additional information and requirements regarding stockholder proposals and director nominations. We will not consider any proposal or nomination that is not timely or otherwise does not meet our Amended and Restated Bylaws’ and the SEC’s requirements for submitting a proposal or nomination, as applicable. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal or nomination that does not comply with these and any other applicable requirements.
ANNUAL REPORT ON FORM 10-K
A copy of our Annual Report on Form 10-K for the year ended December 31, 2022, as required to be filed with the SEC and other applicable regulatory authorities, including the financial statements and the financial statement schedules, will be mailed to stockholders without charge upon written request to our Secretary at Gatos Silver, Inc., Suite 910 — 925 West Georgia Street, Vancouver, BC V6C 3L2. Exhibits to the Annual Report will be mailed upon similar request. The Annual Report is also available under the Company’s profile on EDGAR at www.sec.gov/edgar.shtml and SEDAR at www.sedar.com.
HOUSEHOLDING OF PROXY MATERIALS
If you and one or more stockholders share the same address, it is possible that only one copy of the Notice or one copy of the proxy materials, as applicable, was delivered to your address. To obtain separate copies of the Notice or the proxy materials for the Annual Meeting, please contact our Secretary at (604) 841-7937 or by mail at Gatos Silver, Inc., Suite 910 — 925 West Georgia Street, Vancouver, BC V6C 3L2, and we will promptly deliver separate copies of these proxy materials to you. If you wish to receive separate copies of the Notice or the proxy materials in the future, or if you are receiving multiple copies and would like to receive a single copy for your household, you should contact your broker, bank or other nominee record holder, or, if you are a stockholder of record of our common stock, you may contact us at the above address and telephone number.
DELINQUENT SECTION 16(a) REPORTS
Our directors, executive officers, and owners of more than 10% of our common stock must file reports with the SEC under Section 16(a) of the Exchange Act regarding their ownership of and transactions in our common stock and securities related to our common stock. Based solely upon a review of these reports filed electronically with the SEC and certain written representations provided to us by such persons, we believe that all reports required to be filed by our directors, executive officers and holders of more than 10% of our common stock pursuant to Section 16(a) of the Exchange Act during 2022 were filed on a timely basis.

OTHER MATTERS
The Board has no knowledge of any other matter to be submitted at the Annual Meeting. If any other matter shall properly come before the Annual Meeting, including a question of adjourning or postponing the meeting, the persons named in the proxy card or their substitutes acting thereunder will have discretionary authority to vote the shares thereby represented in accordance with their best judgment.

APPENDIX “A”
FORM OF PROXY

Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945 Vote by Internet, Telephone or Mail 24 Hours a Day, 7 Days a Week Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. INTERNET/MOBILE – www.proxypush.com/GATO Use the Internet to vote your proxy. PHONE – 1-866-883-3382 Use a touch-tone telephone to vote your proxy. MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided in time to be received by September 5, 2023. If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card. The Board of Directors recommends a vote FOR all the nominees listed in Proposal 1 and FOR Proposal 2. 1. Election of 01 Janice Stairs04 Igor Gonzales07 David PeatVote FORVote WITHHELD directors:02 Dale Andres05 Karl Hanneman08 Daniel Muñiz Quintanillaall nomineesfrom all nominees 03 Ali Erfan06 Charles Hansard(except as marked) (Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.) 2. Ratification of the appointment of Ernst & Young LLP (“EY”) as our independent registered public accounting firm for the years ending December 31, 2022 and December 31, 2023. ForAgainstAbstain THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD RECOMMENDS. Address Change? Mark box, sign, and indicate changes below: Date Signature(s) in Box Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, adminis- trators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

GATOS SILVER, INC.

2023 ANNUAL MEETING OF STOCKHOLDERS

Wednesday, September 6, 2023
8:00 a.m., Pacific Time

To register for the virtual meeting, please follow the instructions below:

- Visit **register.proxypush.com/GATO** on your smartphone, tablet or computer.
- As a stockholder, you will then be required to enter your control number, which is located in the upper right-hand corner on the reverse side of this proxy card.
- After registering, you will receive a confirmation email and an email approximately 1 hour prior to the start of the meeting to the email address you provided during registration with a unique link to the virtual meeting.

GATOS SILVER

proxy

This proxy is solicited by the Board of Directors for use at the 2023 Annual Meeting of Stockholders on September 6, 2023.

The shares of stock you hold in your account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted FOR all the nominees listed in Proposal 1 and FOR Proposal 2.

By signing the proxy, you revoke all prior proxies and appoint Dale Andres and André van Niekerk, and each of them with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the annual meeting and all adjournments.

See reverse for voting instructions.